                                                                   EXHIBIT 10.10


            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                     AMONG



                       MEDICAL TECHNOLOGY SYSTEMS, INC.,
                       CLEARWATER MEDICAL SERVICES, INC.,
                     MEDICAL TECHNOLOGY LABORATORIES, INC.,
                          MTS PACKAGING SYSTEMS, INC.,
                      PERFORMANCE PHARMACY SYSTEMS, INC.,
                              VANGARD LABS, INC.,
                    VANGARD PHARMACEUTICAL PACKAGING, INC.,
                                CART-WARE, INC.,
                      MEDICATION MANAGEMENT SYSTEMS, INC.,
                   MEDICATION MANAGEMENT TECHNOLOGIES, INC.,
                        MTS SALES & MARKETING, INC., and
                          SYSTEMS PROFESSIONALS, INC.,

                                 AS BORROWERS,

                                TODD E. SIEGEL,

                                  AS GUARANTOR

                                      AND

               SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION,
                                   AS LENDER

                                  DATED AS OF

                               SEPTEMBER 5, 1996

                              TABLE OF CONTENTS

                                                                            PAGE
                                                                             NO.
ARTICLE I.  DEFINITIONS                                                       3
1.1      Defined Terms                                                        3
1.2      Accounting Terms                                                    17
1.3      Construction of Terms                                               17

ARTICLE II.  THE LOAN                                                        17

2.1      History of the Loan                                                 17
2.2      Assumption of Direct Liability by MTS Subsidiaries; Amendment
                 and Restatement                                             17
2.3      Amendment, Restatement and Consolidation of Indebtedness;
                 Agreement Not a Novation                                    17
2.4      Plan Note I                                                         18
         (E)     Payment or Satisfaction of Remaining MTS Debt               20
         (F)     Satisfaction of Remaining MTS Debt                          23
2.5      Plan Note II                                                        23
2.6      Additional Terms of Plan Notes                                      25
2.7      Payment to the Lender                                               25

ARTICLE III.  CONDITIONS PRECEDENT                                           26

3.1      Documents Required Before Closing                                   26
3.2      Certain Events                                                      28
3.3      Legal Matters                                                       28

ARTICLE IV.  COLLATERAL SECURITY                                             29

4.1      Composition of the Collateral; Security Interests Granted
                 Pursuant to Original SouthTrust Loan Documents              29
4.2      Rights in Property Held by the Lender                               29
4.3      Rights in Property Held by Any of the Borrowers or by the Lender    29
4.4      Priority of Liens                                                   30
4.5      Financing Statements                                                30
4.6      Lien Waivers                                                        31
4.7      Chattel Paper or Instruments                                        31
4.8      Release of Certain Collateral in Certain Events                     32


ARTICLE V.  REPRESENTATIONS AND WARRANTIES                                   34

5.1      Original                                                            34
5.2      Survival                                                            37
5.3      SouthTrust Closing Certificate Regarding Borrowers'
                 Representations and Warranties                              37

ARTICLE VI.  THE BORROWERS' COVENANTS                                        37

6.1      Affirmative Covenants                                               37
6.2      Negative Covenants                                                  43
6.3      Financial Covenants                                                 47

ARTICLE VII. DEFAULT                                                         48

7.1      Events of Default                                                   48
7.2      Acceleration                                                        52
7.3      Remedies                                                            53
7.4      Right of Set-Off                                                    54
7.5      Waiver of Right To Stay Foreclosure Upon  Occurrence of
                 Major Default                                               55
7.6      Relief from Automatic Stay                                          55
7.7      Acknowledgment of the Borrowers and Guarantor                       56

ARTICLE VIII.  MISCELLANEOUS                                                 56

8.1      Construction                                                        56
8.2      Further Assurance                                                   56
8.3      Indemnity                                                           56
8.4      Enforcement and Waiver by the Lender                                56
8.5      Expenses of the Lender                                              56
8.6      Notices                                                             57
8.7      Waiver by the Borrowers                                             58
8.8      Participation                                                       58
8.9      Governing Law                                                       58
8.10     Submission to Jurisdiction; Waivers                                 58
8.11     Release                                                             60
8.12     Binding Effect, Assignment                                          60
8.13     Entire Agreement, Amendments                                        60
8.14     Severability                                                        60
8.15     Headings                                                            61
8.16     Counterparts                                                        61
8.17     Seal                                                                61

                              SCHEDULE OF EXHIBITS


Exhibit A        -        Plan Note I
Exhibit B        -        Plan Note II
Exhibit C        -        Closing Certificate
Exhibit D        -        Collateral Patent Assignment
Exhibit E        -        Amended and Restated Collateral Patent, Trademark,
                          Copyright and License Assignment
Exhibit F        -        Compliance Certificate
Exhibit G        -        Guaranty Agreement
Exhibit H        -        MTS Mortgage
Exhibit I        -        Existing Liens
Exhibit J        -        [Reserved]
Exhibit K        -        Second Amended and Restated Stock Pledge Agreement
Exhibit L        -        Existing Subordinated Indebtedness
Exhibit M        -        Subordination Agreement
Exhibit N        -        Vangard Mortgage
Exhibit O        -        Certificate of Secretary
Exhibit P        -        Opinion of Borrowers' Counsel
Exhibit Q        -        Amendment and Ratification of Royalty Subordination
                          Agreement
Exhibit R        -        Amendment and Ratification of Three-Party Agreement
Exhibit S        -        Qualification to Do Business
Exhibit T        -        Places of Business - Locations of the Collateral
Exhibit U        -        Mergers, Acquisitions and Certain Changes
Exhibit V        -        Claims, Litigation, Etc.
Exhibit W        -        Material Adverse Changes
Exhibit X        -        Certain Tax Matters
Exhibit Y        -        Compliance with Laws
Exhibit Z        -        Existing Indebtedness
Exhibit AA       -        Material Leases, Contracts and Commitments
Exhibit BB       -        Certain ERISA Matters
Exhibit CC       -        Compliance with Environmental Laws
Exhibit DD       -        Patents, Trademarks, Copyrights and Licenses
Exhibit EE       -        Certain Agreements Regarding Inventory

            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                 THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated September ____, 1996, made by and among MEDICAL TECHNOLOGY SYSTEMS, INC., a Delaware corporation ("MTS"), the following subsidiaries of MTS: CLEARWATER MEDICAL SERVICES, INC., a Florida corporation ("Clearwater Medical"), MEDICAL TECHNOLOGY LABORATORIES, INC., a Florida corporation ("MTS Labs"), MTS PACKAGING SYSTEMS, INC., a Florida corporation ("MTS Packaging"), PERFORMANCE PHARMACY SYSTEMS, INC., a Florida corporation ("Performance Pharmacy"), VANGARD LABS, INC., a Kentucky corporation ("Vangard Labs"), and VANGARD
PHARMACEUTICAL PACKAGING, INC., a Florida corporation ("Vangard Pharmaceutical"), CART-WARE, INC., a Florida corporation ("Cart-Ware"), MEDICATION MANAGEMENT SYSTEMS, INC., a Florida corporation ("MMS"), MEDICATION MANAGEMENT TECHNOLOGIES, INC., a Florida corporation ("MMT"), MTS SALES & MARKETING, INC., a Florida corporation ("MTS Sales"), and SYSTEMS PROFESSIONALS, INC., a Florida corporation ("Systems Professionals") (collectively referred to herein as the "MTS Subsidiaries" and, together with MTS, as the "Borrowers"), TODD E. SIEGEL ("Siegel" or the "Guarantor"), and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association (the "Lender" or "SouthTrust"),


                               W I T N E S E T H:


                 WHEREAS, MTS and, as guarantors, each of the MTS Subsidiaries and Siegel, are indebted to the SouthTrust for principal, accrued interest, fees, charges and expenses totalling in excess of $28,257,857.67, under (i) the Amended and Restated Revolving Loan Note, dated as of September 28, 1993, issued by MTS and payable to the order of SouthTrust, as heretofore amended, modified and increased (the "Original Revolving Note"), and (ii) the Amended and Restated Term Loan Note, dated as of September 28, 1993, issued by MTS and payable to the order of SouthTrust, as heretofore amended, modified and increased (the "Original Term Note") (collectively, the "Original Notes"), and
(iii) all other obligations under the Amended and Restated Loan and Security Agreement among SouthTrust, the Borrowers and Siegel, dated as of September 28, 1993, as heretofore amended and modified by (a) the First Amendment to Amended and Restated Loan and Security Agreement, dated as of April 25, 1994, (b) the Second Amendment to Amended and Restated Loan and Security Agreement, dated as of May 18, 1994, (c) the Third Amendment to Amended and Restated Loan and Security Agreement, dated as of March 28, 1995, and (d) the Master Loan Modification Agreement, dated as of August 9, 1995, but effective as of March 28, 1995 (as so amended and modified, the "Original SouthTrust Loan Agreement" and, together with all other instruments, security agreements, guaranties, pledge agreements and related documents delivered in connection therewith, the "Original SouthTrust Loan Documents"); and

                 WHEREAS, Siegel and each of the MTS Subsidiaries guaranteed the full and timely payment of all amounts owed by MTS to SouthTrust pursuant to the Original Notes and the other Original SouthTrust Loan Documents, and in connection with the transactions contemplated in the Original SouthTrust Loan Agreement and pursuant thereto, each of the Borrowers granted to the SouthTrust a first priority security interest in all of the Borrowers' assets, all as more fully described in the Original SouthTrust Loan Documents; and

                 WHEREAS, certain defaults and Events of Default occurred under the Original SouthTrust Loan Documents prior to the filing of the petitions for relief described below; and

                 WHEREAS, on January 3, 1996, MTS Labs, MTS Packaging and MTS Sales filed voluntary petitions for relief under applicable provisions of the United States Bankruptcy Code (as heretofore or hereafter amended, the "Bankruptcy Code") in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the "Bankruptcy Court"), and on February 21, 1996, Vangard Labs filed a similar petition for relief in the Bankruptcy Court; and

                 WHEREAS, on July 12, 1996, MTS Labs and MTS Packaging filed their "First Amended and Restated Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code" (the "Joint Plan") in the Bankruptcy Court, and on August 6, 1996, Vangard Labs filed the "Amended and Restated Liquidating Plan of Vangard Labs, Inc." in the Bankruptcy Court (the "Vangard Plan"); and

                 WHEREAS, on September 4, 1996, the Bankruptcy Court entered orders confirming the Joint Plan and the Vangard Plan (collectively, the "Plans"), under applicable provisions of the Bankruptcy Code (the "Confirmation Orders"), and also entered orders approving this Second Amended and Restated Loan and Security Agreement and the other Plan Documents (as defined in the Plans), and authorizing and directing the Borrowers to enter into the Plan Documents and to consummate the transactions contemplated herein and therein; and

                 WHEREAS, the Plans and the Confirmation Orders provide, among other things, for (i) the amendment and restatement of the Original SouthTrust Loan Documents in the manner provided herein, (ii) the MTS Subsidiaries' assumption of direct liability, as co-obligors, for all amounts owed under the Original Notes in the manner provided herein, and (iii) the execution and delivery by Borrowers of amended and restated promissory notes in favor of SouthTrust, designated in the Plans as "Plan Note I" and "Plan Note II";

                 NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrowers, Siegel and the Lender hereby agree as follows:

ARTICLE 1.       DEFINITIONS

         1.1     DEFINED TERMS.

                 As used herein:

                 "ACCOUNTS", "CHATTEL PAPER", "CONTRACTS", "DOCUMENTS", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENTS", "INVENTORY" and other similar terms not specifically defined herein shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as currently adopted and in effect in the State of Alabama.

                 "ACCOUNT DEBTOR" means any Person who is obligated on an Account, Chattel Paper or General Intangible.

                 "ACCRUAL RATE" means 8.25% per annum.

                 "AFFILIATE" shall mean Siegel, the Siegel Family Trust, the Siegel Family Partnership, JADE Partners, and any other Person (A) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, any one or more of the Borrowers, or (B) twenty percent (20%) or more of the equity interest of which is held beneficially or of record by any one or more of the Borrowers, or (C) any officer or director of any one or more of the Borrowers. The term "CONTROL" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "AGREEMENT" means this Second Amended and Restated Term Loan and Security Agreement, as amended or supplemented from time to time.

                 "BANKRUPTCY CASES" means the proceedings commenced in the Bankruptcy Court by MTS Packaging, MTS Sales, MTS Labs and Vangard Labs, and described in the Recitals to this Agreement.

                 "BANKRUPTCY CODE" has the meaning given to such term in the Recitals to this Agreement.

                 "BANKRUPTCY COURT" has the meaning given to such term in the Recitals to this Agreement.

                 "BENEFIT PLAN" means a defined benefit pension plan under ERISA for the Unfunded Plan Liabilities of which the Borrowers, or any of them, could be held liable by the Pension Benefit Guaranty Corporation upon termination of the Plan.

                 "BORROWER" and "BORROWERS" means MTS, Clearwater Medical, MTS Labs, MTS Packaging, Performance Pharmacy, Vangard Labs, Vangard
Pharmaceutical, Cart-Ware, MMS, MMT, MTS Sales, and Systems Professionals.

                 "BUDGET" and "BUDGETS" means the operating budgets to be prepared by the Borrowers and delivered to the Lender pursuant to Section 6.1(A)(8) hereof.

                 "CAPITAL TRANSACTION" means (A) any sale, transfer or disposition of all or substantially all the assets or business of any of the Borrowers, whether by merger, sale, transfer, exchange or other disposition of capital stock or assets, consolidation, or otherwise, (B) any refinance of the indebtedness evidenced by the Plan Notes, and (C) any offering, issuance or sale of any capital stock or other securities of any of the Borrowers through a private placement or public offering.

                 "CART-WARE" means Cart-Ware, Inc., a Florida corporation.

                 "CASH FLOW" means, as to any Person, the aggregate of: (A) Net income after taxes (or the net deficit, as applicable), and (B) Amounts that were deducted for (i) Amortization of intangible assets, (ii) Depreciation and depletion, and (iii) Income taxes and interest expense; all as shown by the income statement of such Person, calculated in accordance with Generally Accepted Accounting Principles.

                 "CAUSES OF ACTION" means all causes of action of any kind held at any time by the Borrowers (or any of them), arising before the Closing Date, against any party or parties, including all causes of action held by MTS Packaging, MTS Labs, MTS Sales or Vangard Labs, under sections 542, 544, 545, 547, 548, 549 or 550 of the Bankruptcy Code.

                 "CLEARWATER MEDICAL" means Clearwater Medical Services, Inc., a Florida corporation.

                 "CLOSING" means the time and place of actual execution and delivery of this Agreement, the Plan Notes, the Security Documents and the other Plan Documents.

                 "CLOSING CERTIFICATE" means a certificate in the form of EXHIBIT C to this Agreement, dated the date of Closing, and signed on behalf of each of the Borrowers by the president or a vice-president of such Borrower.

                 "CLOSING DATE" means the date on which the Closing occurs.

                 "COLLATERAL" means the property and rights, and any proceeds, in whatever form, thereof, described in Sections , , and hereof and in the Security Documents.

                 "COLLATERAL PATENT ASSIGNMENT" means that certain Collateral Patent Assignment duly authorized and executed by the Siegel Family Trust and in substantially the form of EXHIBIT

D, attached hereto and incorporated herein as such Collateral Patent Assignment may hereafter be supplemented and amended.

                 "COLLATERAL TRADEMARK ASSIGNMENT" means that certain Amended and Restated Collateral Patent, Trademark, Copyright and License Assignment duly authorized and executed by the Borrowers and in substantially the form of EXHIBIT E, attached hereto and incorporated herein, as such Collateral Trademark Assignment may hereafter be supplemented and amended.

                 "COMPLIANCE CERTIFICATE" means a certificate in the form of EXHIBIT F to this Agreement which is delivered with respect to the Borrowers pursuant to Section hereof.

                 "CONSOLIDATED" refers to the consolidation of the accounts of a Person and its Consolidated Entities on a balance sheet and statement of income and retained earnings in accordance with Generally Accepted Accounting Principles.

                 "CONSOLIDATED ENTITIES" means any Person the financial statements of which are appropriately consolidated with those of MTS under GAAP, and "Consolidated Entities" means all of them.

                 "CURRENT ASSETS" and "CURRENT LIABILITIES" mean, at any time, all assets or liabilities, respectively, that, in accordance with Generally Accepted Accounting Principles consistently applied, should be classified as current assets or current liabilities, respectively, on a balance sheet of a Person.

                 "DEFAULT" and "EVENT OF DEFAULT" each mean the occurrence of any event described in Section 7.1 hereof.

                 "DEFAULT RATE" means 10.75% per annum.

                 "DOLLARS" and "$" each mean United States Dollars.

                 "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act
(RCRA), as amended (42 U.S.C. Sections 6901, et seq.), the Clean Water Act, as amended (33 U.S.C. Sections 1251, et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), the Emergency Planning and Community Right-to-Know Act (EPCRA) (42 U.S.C. Sections 11001, et seq.), and the rules and regulations adopted and publications promulgated pursuant thereto, and the rules and regulations of the Occupational Safety and Health Administration (OSHA) pertaining to occupational exposure to asbestos, as amended, and any other federal, state or local environmental law, ordinance, rule, or regulation now or hereafter in effect.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the regulations promulgated by the Department of Labor or the Pension Benefit Guaranty Corporation thereunder.

                 "EXCESS CASH FLOW" means the net sales of MTS Packaging and MTS Labs, calculated and determined in accordance with Generally Accepted Accounting Principles, less, in each case to the extent actually incurred by MTS Packaging and MTS Labs (and without duplication), (i) cost of sales, (ii) selling, general and administrative expenses, (iii) capital expenditures and
(iv) interest charges, but before taxes, depreciation and amortization charges, in each case calculated and determined in accordance with GAAP; provided, that, for purposes of determining Excess Cash Flow for any period, the amounts of cost of sales, selling, general and administrative expenses, capital expenditures and interest charges shall not exceed the respective amounts thereof for such period as reflected in the Budgets required under Section 6.1(A)(8) of this Agreement to be delivered by the Borrowers to the Lender from time to time.

                 "FINANCIAL STATEMENTS" means the (i) audited Consolidated balance sheet of MTS and its Subsidiaries as of March 31, 1996, and Consolidated statements of income and retained earnings and Cash Flow of MTS and its Subsidiaries for the year ended on such date, and (ii) the unaudited Consolidated balance sheet of MTS and its Subsidiaries as of June 30, 1996, and the related Consolidated statements of income, retained earnings and Cash Flow of MTS and its Subsidiaries for the quarter then ended, all as furnished to the Lender, and shall also mean any such balance sheets and statements as may hereafter be delivered by any of the Borrowers to Lender.

                 "FIXED ASSETS" means, at any time, all assets (other than Current Assets) that should, in accordance with Generally Accepted Accounting Principles consistently applied, be classified as assets on a balance sheet of the Borrowers.

                 "FIXED CHARGE COVERAGE" means the quotient which is obtained by dividing (i) the sum of the Consolidated net income of the Borrowers (after provision for federal and state income taxes) for the 12-month period preceding the applicable date plus the interest, lease and rental expenses of the Borrowers for the same period plus the sum of non-cash expenses or allowances for such period (including, without limitation, amortization or write-down of intangible assets, depreciation, depletion and deferred taxes and expenses) by
(ii) the sum of the current portion of the Long-Term Liabilities of the Borrowers as of the applicable date;

                 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" and "GAAP" each mean generally accepted principles of accounting in effect from time to time in the United States, applied in a manner which is, except as otherwise disclosed to Lender in writing, consistent with those used in preparing such financial statements as have theretofore been furnished to the Lender by the Borrowers.

                 "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, which has or asserts jurisdiction over the Lender or any of the Borrowers, or over the property of any of them.

                 "GUARANTOR" means Todd E. Siegel and each other Person who has guaranteed, or hereafter guarantees all or any portion of the Borrowers' obligations hereunder, and "GUARANTORS" means all of such Persons, collectively.

                 "GUARANTY AGREEMENT" means the guaranty of payment and performance of the Obligations, substantially in the form of EXHIBIT G hereto, made with the Lender by the Guarantor, as such Guaranty Agreement may be hereafter supplemented or amended.

                 "HAZARDOUS MATERIALS" means any asbestos, urea formaldehyde foam insulation, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or unrelated substances or materials defined, regulated, controlled, limited or prohibited in any Environmental Laws.

                 "INDEBTEDNESS" means, as to any Person, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

                 (A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                 (B) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise:

                          (1) to purchase such indebtedness; or

                          (2) to purchase, sell or lease (as lessee or lessor)
property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or

                          (3) to supply funds to or in any other manner invest
in the debtor;

                 (C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

                 (D) All indebtedness incurred as the lessee of Goods or services under leases that, in accordance with Generally Accepted Accounting Principles, should not be reflected on the lessee's balance sheet.

                 "JADE PARTNERS" means JADE Partners, a Florida general partnership.

                 "JOINT PLAN" has the meaning given such term in the Recitals to this Agreement.

                 "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, judgments, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

                 "LENDER" means SouthTrust Bank of Alabama, National Association, its successors and assigns.

                 "LIABILITIES" means all Indebtedness and all other items that, in accordance with Generally Accepted Accounting Principles consistently applied, should be classified as liabilities on a balance sheet of a Person.

                 "LONG-TERM LIABILITIES" means Liabilities less the portion thereof that constitutes Current Liabilities.

                 "MAJOR DEFAULT" means an Event of Default described in Section 7.1(A) hereof.

                 "MATURITY DATE" means with respect to Plan Note I, September 1, 2006, and with respect to Plan Note II, March 15, 2002.

                 "MMS" means Medication Management Systems, Inc., a Florida corporation.

                 "MMT" means Medication Management Technologies, Inc., a Florida corporation.

                 "MTS" means Medical Technology Systems, Inc., a Delaware corporation.

                 "MTS LABS" means Medical Technology Laboratories, Inc., a Florida corporation.

                 "MTS LABS COLLATERAL" means all Collateral owned by MTS Labs (or in which MTS Labs has any interest), all Pledged Notes of MTS Labs, and all stock certificates of MTS Labs in the Lenders possession.

                 "MTS MORTGAGE" means that certain Real Estate Mortgage substantially in the form attached hereto as EXHIBIT H, as such MTS Mortgage may be hereafter supplemented or amended.

                 "MTS PACKAGING" means MTS Packaging Systems, Inc., a Florida corporation.

                 "MTS PACKAGING COLLATERAL" means all Collateral owned by MTS Packaging (or in which MTS Packaging has any interest), all Pledged Notes of MTS Packaging and all stock certificates of MTS Packaging in the Lender's possession.

                 "MTS SALES" means MTS Sales & Marketing, Inc., a Florida corporation.

                 "MTS SUBSIDIARIES" means Clearwater Medical, MTS Labs, MTS Packaging, Performance Pharmacy, Vangard Labs, Vangard Pharmaceutical, Cart-Ware, MMS, MMT, MTS Sales, and Systems Professionals.

                 "NET PROCEEDS" means,

                 (A) with respect to any Capital Transaction, the gross proceeds received or derived from such Capital Transaction, whether in cash, stock or other property, less (i) all expenses (not including any payments or consideration of any kind paid to any Affiliate of any Borrower) which are directly and actually incurred by Borrowers in connection with such Capital Transaction, and which are approved in writing by the Lender, and (ii) if such Capital Transaction constitutes a sale of all of the capital stock, or all or substantially all of the assets, of MTS Labs or any of the Software Companies, and if prior to such Capital Transaction, all or any portion of the Amortization Principal Amount has been refinanced in compliance with all applicable provisions of this Agreement (including Section 6.2(H)), the amount required to repay such refinanced Indebtedness; provided, that the amount deducted pursuant to this clause shall not exceed $2,000,000.00 in the case of a Capital Transaction with respect to MTS Labs or $1,000,000.00 in the case of a Capital Transaction with respect to one or more of the Software Companies; and,

                 (B) with respect to any Causes of Action, "NET PROCEEDS" means the gross proceeds derived from any such Cause of Action, whether pursuant to jury verdict, judgment or settlement, less all reasonable legal fees, expenses and court costs actually incurred by the Borrowers which are directly related to the prosecution of such Causes of Action.

                 "NET WORKING CAPITAL" means, at any time, the amount by which Current Assets exceed Current Liabilities.

                 "NET WORTH" means, at any time, Stockholders' Equity, less the sum of:

                 (A) Any surplus resulting from any write-up of assets subsequent to the date of Closing;

                 (B) Any amount at which shares of capital stock of the Borrowers appear as an asset on the Borrowers' balance sheet; and

                 (C) Loans and advances to stockholders, directors, officers or employees, of the Borrowers or any Affiliate.

                 "NOTE PLEDGE AGREEMENT" means the duly authorized and executed second amended and restated note pledge agreement, dated as of April 25, 1994, as heretofore amended, as amended effective as of the Closing Date, and as the same may be hereafter supplemented or amended.

                 "OBLIGATIONS" means the obligations, whether joint or several of the Borrowers:

                 (A) To pay the principal of and interest on the Plan Notes in accordance with the terms thereof and to satisfy all of their other Liabilities to the Lender, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, and renewals thereof and substitutions therefor;

                 (B) To repay to the Lender all amounts advanced by the Lender hereunder, under any of the Security Documents or otherwise on behalf of any of the Borrowers, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral;

                 (C) To reimburse the Lender, on demand, for all of the Lender's expenses and costs, including the reasonable fees and expenses of its counsel pursuant to Section 8.5 hereof, in connection with the preparation, administration, amendment, modification, and enforcement of this Agreement and the documents required or contemplated hereunder, including, without limitation, any such fees and expenses incurred in connection with any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B);

                 (D) To comply with each and every covenant of the Borrowers (or any of them) contained in this Agreement, the Security Documents, the other Plan Documents and the Plans.

                 "ORIGINAL SOUTHTRUST INDEBTEDNESS" means the Indebtedness of the Borrowers to SouthTrust under the Original SouthTrust Loan Documents, aggregating $28,257,857.67 as of the Petition Date.

                 "OTHER DEFAULT" means an Event of Default described in Section 7.1(B) hereof.

                 "PARTICIPANT" means The Daiwa Bank, Limited and any other bank, financial institution, Affiliate of the Lender, or other entity which has heretofore purchased an interest in the Original Notes or which purchases an interest in the Plan Notes (or either of them), at any time.

                 "PAY RATE" means 7.5% per annum.

                 "PERFORMANCE PHARMACY" means Performance Pharmacy Systems, Inc., a Florida corporation.

                 "PERMITTED LIENS" means:

                 (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

                 (B) Pledges or deposits made in the ordinary course of business to secure payment of utility and similar charges incurred in the ordinary course of business, shipments of inventory purchased on normal trade terms, and workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

                 (C) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                 (D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                 (E) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by any of the Borrowers in the operation of their respective business, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (F)      Liens in favor of the Lender;

                 (G) Existing liens set forth or described on EXHIBIT I attached hereto and incorporated herein;

                 (H) Purchase money security interests granted to secure not more than one hundred percent (100%) of the purchase price of assets the purchase of which does not violate this Agreement or any instrument or document contemplated hereunder; and

                 (I) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of any of the Borrowers, or materially impair the use thereof in the operation of their respective business;

                          (1)     Claims or liens for taxes, assessments or
charges due and payable and subject to interest or penalty;

                          (2)     Claims, liens and encumbrances upon, and
defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; and

                          (3)     Claims or liens of mechanics, materialmen,
warehousemen, carriers, or  other like liens.

                 "PERSON" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof, and any other legal entity.

                 "PETITION DATE" means the date on which MTS Packaging, MTS Labs and MTS Sales filed petitions for relief under Chapter 11 of the Bankruptcy Code, which occurred on January 3, 1996.

                 "PLAN DOCUMENTS" means this Agreement, the Plan Notes, the Security Documents, and the other documents, instruments and agreements defined in either of the Plans as "Plan Documents."

                 "PLAN NOTE I" means the amended and restated promissory note issued by the Borrowers under this Agreement, substantially in the form of EXHIBIT A, hereto and described in Section 2.4 hereof, and includes any amendment to such note and any promissory note given in extension or renewal of, or in substitution for, such note.

                 "PLAN NOTE II" means the amended and restated promissory note issued by the Borrowers under this Agreement, substantially in the form of EXHIBIT B, hereto and described in Section 2.5 hereof, and includes any amendment to such note and any promissory note given in extension or renewal of, or in substitution for, such note.

                 "PLAN NOTES" means, collectively, Plan Note I and Plan Note II.

                 "PLANS" means, collectively, the Joint Plan and the Vangard
Plan.

                 "PLEDGED NOTES" has the meaning given to such term in the Note Pledge Agreement.

                 "PLEDGED STOCK" has the meaning given to such term in the Stock Pledge Agreement.

                 "RECORDS" means correspondence, memoranda, tapes, discs, microfilm, microfiche, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and all filing cabinets, computer hardware and other containers in which any of the foregoing is stored, maintained or updated.

                 "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

                 "REMAINING MTS DEBT" has the meaning set forth in Section 2.4(E) of this Agreement.

                 "ROYALTY SUBORDINATION AGREEMENT" means that certain Royalty Subordination Agreement dated as of April 25, 1994, between the Siegel Family Trust and the Lender, as heretofore amended, as amended on the Closing Date, and as the same may be hereafter supplemented or amended.

                 "SECURITY DOCUMENTS" means the Guaranty Agreement, the MTS Mortgage, the Collateral Trademark Assignment, the Stock Pledge Agreement, the Subordination Agreement(s), the Note Pledge Agreement, the Collateral Patent Assignment, the Vangard Mortgage, the Royalty Subordination Agreement, the Three-Party Agreement, and any documents required or contemplated under Article IV of this Agreement, whether delivered at or after the Closing, together with any other documents or agreements, now or hereinafter in effect, which secure
(A) the payment of the Indebtedness evidenced by the Plan Notes or (B) the performance of the Obligations of the Borrowers hereunder.

                 "SIEGEL" means Todd E. Siegel, an individual.

                 "SIEGEL FAMILY PARTNERSHIP" shall mean the Siegel Family Limited Partnership, a Florida limited partnership.

                 "SIEGEL FAMILY TRUST" shall mean The Siegel Family Revocable Trust, and any successor trust(s) heretofore or hereafter formed pursuant to trust documents originally executed by Harold Siegel, including, without limitation, The Todd Siegel Q-TIP Trust, The Mindy Jo Barth Q-TIP Trust, The Siegel Family Q-TIP Trust and The Siegel Family By-Pass Trust.

                 "SOFTWARE COMPANIES" means, collectively, Cart-Ware, MMS, MMT and Performance Pharmacy.

                 "SOFTWARE COMPANIES COLLATERAL" means all Collateral owned by the Software Companies (or in which they, or any of them, have any interest), all Pledged Notes of the Software Companies and all stock certificates of the Software Companies in the Lender's possession.

                 "STATED PRINCIPAL AMOUNT" has the meaning set forth in Section
2.4 of this Agreement.

                 "STOCK PLEDGE AGREEMENT" means the duly authorized and executed second amended and restated stock pledge agreement substantially in the form of EXHIBIT K, attached hereto and incorporated herein, as such Stock Pledge Agreement may be hereafter supplemented or amended.

                 "STOCKHOLDERS' EQUITY" means, at any time, the sum of the following accounts set forth in a balance sheet of any Borrower (or, in the case of MTS, in a Consolidated balance sheet of MTS and all Consolidated Entities), prepared in accordance with Generally Accepted Accounting Principles consistently applied:

                 (A) The par or stated value of all outstanding capital stock;

                 (B)      Capital surplus; and

                 (C)      Retained earnings.

                 "SUBORDINATED INDEBTEDNESS" means all Indebtedness incurred at any time by the Borrowers or any of them, the repayment of which is subordinated to the Obligations in form and manner satisfactory to the Lender. All existing Subordinated Indebtedness is so specified in EXHIBIT L.

                 "SUBORDINATION AGREEMENT" means an agreement in the form of EXHIBIT M, duly executed, or to be executed, by the purchasers and holders of any debentures or similar securities issued pursuant to the Joint Plan, and the "SUBORDINATION AGREEMENTS" means all of such agreements pursuant to which the Indebtedness owing by the Borrowers to such Persons, and the liens of such Persons on all collateral (if any) therefor, is subordinated to the Obligations owing by the Borrowers to the Lender and the liens of Lender on all Collateral therefor.

                 "SUBSIDIARY" means any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by any of the Borrowers.

                 "SUBSIDIARY GUARANTY AGREEMENT" means collectively, the Subsidiary Guaranty, dated as of September 28, 1993, among certain of the MTS Subsidiaries in favor of SouthTrust, the Subsidiary Guaranty, dated as of April 25, 1994, among certain of the MTS Subsidiaries in favor of SouthTrust, and the Subsidiary Guaranty, dated as of March 28, 1995, among all of the MTS Subsidiaries in favor of SouthTrust.

                 "SYSTEMS PROFESSIONALS" means Systems Professionals, Inc., a Florida corporation.

                 "TANGIBLE NET WORTH" means, at any time, Stockholders' Equity, less the sum of:

                 (A) Any surplus resulting from any write-up of assets subsequent to the Closing Date;

                 (B) Goodwill, including any amounts, however designated on a balance sheet of any of the Borrowers, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of any Borrower;

                 (C)      Patents, trademarks, trade names and copyrights;

                 (D) Any amount at which shares of capital stock of any Borrower appear as an asset on any Borrowers' balance sheet;

                 (E) Loans and advances to stockholders, directors, officers or employees of any of the Borrowers;

                 (F)      Deferred expenses; and

                 (G) Any other amount in respect of an asset that, in accordance with Generally Accepted Accounting Principles, is considered as an intangible asset on a balance sheet of any of the Borrowers.

                 "THREE PARTY AGREEMENT" means that certain Three Party Agreement among the Lender, MTS and the Siegel Family Trust, dated as of March 28, 1995, as amended on the Closing Date, and as the same may be hereafter supplemented or amended.

                 "UNFUNDED PLAN LIABILITIES" with regard to any Benefit Plan means the excess of the current value of the Benefit Plan's benefits guaranteed under ERISA over the current value of the Benefit Plan's assets allocable to such benefits.

                 "VANGARD COLLATERAL" means (i) all Collateral owned by Vangard Labs (or in which Vangard Labs has any interest), all Pledged Notes of Vangard Labs and Vangard Pharmaceutical, all stock certificates of Vangard Labs, Vangard Pharmaceutical and, if sold pursuant to the Vangard Plan, Glasgow Pharmaceutical Corporation, which are in the Lender's possession, and (ii) if sold pursuant to the Vangard Plan, the property subject to the MTS Mortgage.

                 "VANGARD EXCESS CASH FLOW" means all cash of Vangard Labs, as of any date of determination, after payment of expenses incurred in compliance with the Vangard Plan.

                 "VANGARD LABS" means Vangard Labs, Inc., a Kentucky corporation.

                 "VANGARD MORTGAGE" that certain real estate mortgage substantially in the form attached hereto as EXHIBIT N, as such Vangard Mortgage may be hereafter supplemented or amended.

                 "VANGARD PHARMACEUTICAL" means Vangard Pharmaceutical Packaging, Inc., a Florida corporation.

                 "VANGARD PLAN" has the meaning given such term in the Recitals to this Agreement.

         1.2 ACCOUNTING TERMS. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, Generally Accepted Accounting Principles.

         1.3 CONSTRUCTION OF TERMS. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular, and pronouns of one gender shall include all genders. References herein to articles, sections, paragraphs or subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs or subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the words "including", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

ARTICLE 2.       THE LOAN


         2.1 HISTORY OF THE LOAN. Pursuant to the provisions of the Original SouthTrust Loan Agreement, the Lender has heretofore made certain loans to MTS, which are evidenced by the Original Revolving Note and the Original Term Note and the other Original SouthTrust Loan Documents. Certain defaults and events of default have occurred under the Original SouthTrust Loan Documents and, as reflected in the Recitals to this Agreement, MTS Packaging, MTS Labs, MTS Sales and Vangard Labs have filed petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. As of January 3, 1996, the date on which the first of these petitions was filed in the Bankruptcy Court, the outstanding principal, accrued interest, costs and related charges under the Original Notes was $28,257,857.67.

         2.2 ASSUMPTION OF DIRECT LIABILITY BY MTS SUBSIDIARIES; AMENDMENT AND RESTATEMENT. MTS is primarily liable under the Original Notes, and each of the MTS Subsidiaries is liable for all amounts owed under the Original Notes pursuant to the Subsidiary Guaranty Agreement. Each of the MTS Subsidiaries hereby (i) ratifies and confirms the Subsidiary Guaranty Agreement and its obligations thereunder, and (ii) acknowledges its unconditional joint and several liability under the Original Notes and the Original SouthTrust Loan Documents. Each of the MTS Subsidiaries hereby assumes direct liability, jointly and severally as co-obligors with each other and with MTS, under the Original Revolving Note, the Original Term Note and the other Original SouthTrust Loan Documents. In accordance with the Plans, the Borrowers, Siegel and SouthTrust have agreed to amend and restate the Original Notes and the Original SouthTrust Loan Documents in the manner contemplated herein, and otherwise to enter into the transactions contemplated by this Agreement.

         2.3 AMENDMENT, RESTATEMENT AND CONSOLIDATION OF INDEBTEDNESS; AGREEMENT NOT A NOVATION.

                 (A) The parties hereby agree that the Original SouthTrust Indebtedness shall be consolidated, and the Original Notes shall be amended and restated in their entirety in the manner set forth herein and in the Plan Notes. The parties agree further that this Agreement shall constitute an amendment and restatement in its entirety of the Original SouthTrust Loan Agreement. Notwithstanding any provision to the contrary contained herein, in the Plans, in the Plan Notes or the other Plan Documents, or in any other document or instrument, the execution and delivery of this Agreement, the Plan Notes and the other instruments and documents executed in connection therewith are not intended to, and shall not, constitute an accord and satisfaction of, or a novation with respect to, the Original SouthTrust Indebtedness.

                 (B) From and after the date hereof, the Original SouthTrust Indebtedness of the Borrowers shall be evidenced by Plan Note I and Plan Note II, and shall be governed by this Agreement, the Plan Notes and the Security Documents. The payment and other terms of Plan Note I and Plan Note II shall be as set forth therein and in Sections 2.4 through 2.7 hereof.

         2.4 PLAN NOTE I. At the Closing, the Borrowers shall execute and deliver Plan Note I to the Lender to evidence the Borrowers' obligations to repay a portion of the Original SouthTrust Indebtedness equal to the Stated Principal Amount.

                 (A) Stated Principal Amount; Amortization Principal Amount. Plan Note I shall be in the stated principal amount of $27,257,857.67 (the "Stated Principal Amount"). A portion of the Stated Principal Amount, equal to $15,000,000.00 (the "Amortization Principal Amount"), together with interest thereon at the Pay Rate, commencing on September 4, 1996, shall be paid as follows:

                          (i) At the Closing, Borrowers shall pay to the Lender an amount equal to accrued interest on the Amortization Principal Amount at the Pay Rate from September 4, 1996, to and including the Closing Date.

                          (ii) On October 1, 1996, and on the first day of each calendar month thereafter through and including September 1, 1998, the Borrowers shall pay to the Lender accrued interest on the then outstanding balance of the Amortization Principal Amount at the Pay Rate.

                          (iii) Installments of principal and interest, calculated in the manner provided in Section 2.4(A)(iv) hereof, shall be due and payable on a monthly basis, with the first such installment being due and payable on the first day of October, 1998, and continuing thereafter on the first day of each and every calendar month until September 1, 2006, at which time the then-outstanding balance of the Amortization Principal Amount, together with accrued and unpaid interest thereon at the Pay Rate, shall be due and payable in full.

                          (iv) The monthly installments of the Amortization Principal Amount and interest thereon under Plan Note I shall be calculated based on the Amortization Principal Amount being amortized in level monthly payments at an assumed interest rate equal to the Pay Rate over an assumed period of twenty
                 (20) years.

                 (B) Mandatory Partial Prepayments Applied Against Amortization Principal Amount. In addition to the monthly installments referred to above, the Borrowers shall make mandatory partial prepayments of the Amortization Principal Amount as follows:

                          (i) If, at any time prior to the Maturity Date, any Capital Transaction occurs which involves, directly or indirectly, any one or more of the Software Companies, then the Borrowers shall pay to the Lender an amount equal to $1,000,000.00; provided, that there shall be credited against such amount, an amount equal to seventy-five percent (75%) of the aggregate amount of principal payments theretofore made by Borrowers with respect to the Amortization Principal Amount, up to a maximum credit amount of $1,000,000.00 (the amount payable under this Section 2.4(B)(i) is referred to as the "Software Companies Release Payment"); and

                          (ii) If, at any time prior to the Maturity Date, any Capital Transaction occurs which involves, directly or indirectly, MTS Labs (or any Subsidiary thereof), then the Borrowers shall pay to the Lender an amount equal to $2,000,000.00; provided, that there shall be credited against such amount, an amount equal to seventy-five percent (75%) of the aggregate amount of principal payments theretofore made by Borrowers with respect to the Amortization Principal Amount in excess of $1,000,000.00, up to a maximum credit amount of $2,000,000.00 (the amount payable under this Section 2.4(B)(ii) is referred to as the "MTS Labs Release Payment");

Mandatory prepayments made by Borrowers under this Section 2.4(B) shall be due and payable on the date on which the relevant Capital Transaction is consummated, shall be applied in the manner set forth in Section 2.4(C) hereof, and shall have the effect set forth in Sections 4.8(B) and (C) hereof. The Software Companies Release Payment and the MTS Labs Release Payment, respectively, shall each be payable only once, upon the consummation of the first Capital Transaction including any of the Software Companies or MTS Labs, as the case may be.

                 (C) Application of Prepayments of Amortization Principal Amount. All prepayments under Plan Note I with respect to the Amortization Principal Amount (whether mandatory partial prepayments under Section 2.4(B) or optional prepayments under Section 2.4(D)) shall be applied, first to accrued interest on the then outstanding Amortization Principal Amount, and then to installments of principal in inverse order of their maturity. In the event of a partial prepayment, the monthly installments of principal and interest due and payable under Section 2.4(A) hereof after any such partial prepayment shall continue in the aggregate amount calculated as set forth above, but the portions of each such monthly installment which are applied to the payment of interest and the reduction of principal shall be adjusted, based on the balance of the Amortization Principal Amount which remains outstanding after such partial prepayment.

                 (D) Optional Prepayment of Amortization Principal Amount. The Borrowers shall have the right, at their option, without premium or penalty, to prepay the Amortization Principal Amount of Plan Note I, in whole or in part, and all unpaid accrued interest thereon (through the date of such payment), at any time and from time to time; provided, that no such prepayment shall be permitted unless (a) at the time of any such prepayment no default or Event of Default hereunder, under Plan Note I, under Plan Note II, under any of the Security Documents or under the Plans, shall have occurred and be continuing, (b) the Lender shall have received at least 30 days' prior written notice of each such prepayment, (c) all such prepayments shall be applied in the manner specified in Section 2.4(C), and (d) no prepayment in full of the Amortization Principal Amount under Plan Note I shall be permitted unless, contemporaneously with such prepayment, all remaining amounts owed under Plan
Note II (if any) are also prepaid.

                 (E)      Payment or Satisfaction of Remaining MTS
Debt. The difference between the Stated Principal Amount at any time outstanding under Plan Note I and the outstanding amount of the Amortization Principal Amount is referred to herein as the "Remaining MTS Debt." As of the date hereof, the principal amount of the Remaining MTS Debt is $12,257,857.67. In addition to all other payments called for in this Agreement, the Borrowers shall make mandatory partial prepayments of the Remaining MTS Debt at the times and in the amounts set forth in this Section 2.4(E).

                          (i)     Payment and Application of Net Sales Proceeds
of the Vangard Assets; Vangard Excess Cash Flow. The parties acknowledge that the Vangard Plan contemplates the sale of all of the Vangard Assets (as defined in the Vangard Plan). The Borrowers shall pay, or cause to be paid, the Net Sales Proceeds (as defined in the Vangard Plan) to the Lender within the time period specified in the Vangard Plan and, upon such payment, the Stated Principal Amount (and the Remaining MTS Debt) shall be reduced by the amount of the Net Sales Proceeds so paid. In addition, from the Closing Date through the date on which the Vangard Assets are sold in accordance with the Vangard Plan, the Vangard Excess Cash Flow shall be paid to the Lender on a monthly basis, on or prior to the 15th day of each month, and such payments shall be applied to reduce the Stated Principal Amount (and the Remaining MTS Debt).

                          (ii)    Mandatory Prepayment With Respect to Capital
Transactions.

                                  (a)  Upon the occurrence of any Capital
Transaction which involves, directly or indirectly, any one or more of the Software Companies, then, in addition to any amounts payable under Section 2.4(B)(i) hereof, the Borrowers shall pay the following amounts to the Lender on the date on which each such Capital Transaction is consummated:

                                  (1) If the Capital Transaction occurs on or prior to September ___, 1997, an amount equal to (A) 50% of the Net Proceeds from such Capital Transaction, or (B) if the Software Companies Release Payment is also payable in connection with such Capital Transaction, 50% of the portion of the Net Proceeds from such Capital Transaction which is in excess of the Software Companies Release Payment;

                                  (2)      If the Capital Transaction occurs
                 after September ____, 1997, but on or prior to September ____, 1998, an amount equal to (A) 40% of the Net Proceeds from such Capital Transaction, or (B) if the Software Companies Release Payment is also payable in connection with such Capital Transaction, 40% of the portion of the Net Proceeds from such Capital Transaction which is in excess of the Software Companies Release Payment;

                                  (3)      If the Capital Transaction occurs
                 after September ____, 1998, but on or prior to September ____, 1999, an amount equal to (A) 30% of the Net Proceeds from such Capital Transaction, or (B) if the Software Companies Release Payment is also payable in connection with such Capital Transaction, 30% of the portion of the Net Proceeds from such Capital Transaction which is in excess of the Software Companies Release Payment;

                                  (4)      If the Capital Transaction occurs
                 after September ____, 1999, but on or prior to September ____, 2000, an amount equal to (A) 20% of the Net Proceeds from such Capital Transaction, or (B) if the Software Companies Release Payment is also payable in connection with such Capital Transaction, 20% of the portion of the Net Proceeds from such Capital Transaction which is in excess of the Software Companies Release Payment; and

                                  (5)      If the Capital Transaction occurs
                 after September ____, 2000, but on or prior to September ____, 2001, an amount equal to (A) 10% of the Net Proceeds from such Capital Transaction, or (B) if the Software Companies Release Payment is also payable in connection with such Capital Transaction, 10% of the portion of the Net Proceeds from such Capital Transaction which is in excess of the Software Companies Release Payment.

                                  (b)  Upon the occurrence of any Capital
Transaction which involves, directly or indirectly, MTS Labs (or any Subsidiary thereof), then, in addition to any amounts payable under Section 2.4(B)(ii) hereof, the Borrowers shall pay the following amounts to the Lender on the date on which each such Capital Transaction is consummated:

                                  (1) If the Capital Transaction occurs on or prior to September ______, 1997, an amount equal to (A) 50% of the Net Proceeds from such Capital Transaction, or (B) if the MTS Labs Release Payment is also payable in connection with such Capital Transaction, 50% of the portion of the Net Proceeds from such Capital Transaction which is in excess of the MTS Labs Release Payment;

                                  (2)      If the Capital Transaction occurs
                 after September ____, 1997, but on or prior to September ____, 1998, an amount equal to (A) 40% of the Net Proceeds from such Capital Transaction, or (B) if the MTS Labs Release Payment is also payable in connection with such Capital Transaction, 40% of the portion of the Net Proceeds from such Capital Transaction which is in excess of the MTS Labs Release Payment;

                                  (3)      If the Capital Transaction occurs
                 after September ____, 1998, but on or prior to September ____, 1999, an amount equal to (A) 30% of the Net Proceeds from such Capital Transaction, or (B) if the MTS Labs Release Payment is also payable in connection with such Capital Transaction, 30% of the portion of the Net Proceeds from such Capital Transaction which is in excess of the MTS Labs Release Payment;

                                  (4)      If the Capital Transaction occurs
                 after September ____, 1999, but on or prior to September ____, 2000, an amount equal to (A) 20% of the Net Proceeds from such Capital Transaction, or (B) if the MTS Labs Release Payment is also payable in connection with such Capital Transaction, 20% of the portion of the Net Proceeds from such Capital Transaction which is in excess of the MTS Labs Release Payment; and

                                  (5)      If the Capital Transaction occurs
                 after September ____, 2000, but on or prior to September ____, 2001, an amount equal to (A) 10% of the Net Proceeds from such Capital Transaction, or (B) if the MTS Labs Release Payment is also payable in connection with such Capital Transaction, 10% of the portion of the Net Proceeds from such Capital Transaction which is in excess of the MTS Labs Release Payment.

                          (iii)   Mandatory Prepayment With Respect to Certain
Causes of Action. If the Borrowers (or any one or more of them) commence the litigation or other prosecution of any Causes of Action at any time or times prior to the Maturity Date of Plan Note I, the Borrowers shall pay to the Lender an amount equal to (1) 50% of the Net Proceeds derived from each such Cause of Action asserted or held by any of the Borrowers other than Vangard Labs, and (2) 90% of the Net Proceeds derived from each such Cause of Action asserted by, held by, or relating to Vangard Labs (including, without limitation, any Cause of Action relating to Glasgow Pharmaceutical Corporation), and in each case the amount to which the Lender is entitled shall be paid within five (5) days after receipt thereof by any Borrower. If litigation or other prosecution of any such Cause of Action is commenced prior to the Maturity Date of Plan Note I, but as of such Maturity Date the Borrowers have not received any recovery therefrom, the Borrowers' Obligation under this
Section 2.4(E)(iii) to pay the applicable portion of the Net Proceeds from such Cause of Action to the Lender shall survive such Maturity Date and the termination of this Agreement.

                 All amounts paid to the Lender under this Section 2.4(E) shall be applied to reduce the Stated Principal Amount and the Remaining MTS Debt, but shall not reduce or otherwise affect the Amortization Principal Amount.

                 (F) Satisfaction of Remaining MTS Debt. If, as of September 1, 2006, the Borrowers shall have fully and timely paid to the Lender
(a) all payments required to be made under Plan Note I with respect to the Amortization Principal Amount, including all accrued interest thereon and all amounts due and payable under Section 2.4(B) hereof, (b) all amounts due and payable under Section 2.4(E) hereof, (c) all amounts due and payable under Plan
Note II, and (d) all other fees, expenses and other similar amounts due under this Agreement and the Plan Notes, and provided that no Major Default shall have occurred and be continuing, then the portion of the Remaining MTS Debt which remains unpaid, together with all accrued but unpaid interest thereon, shall be deemed satisfied on and as of September 1, 2006. Upon the satisfaction of the Remaining MTS Debt in the manner set forth above, the Borrowers shall have no further Obligations to the Lender hereunder, except as expressly provided in Sections 2.4(E)(iii) and 8.3 hereof.

         2.5 PLAN NOTE II. At the Closing, the Borrowers shall execute and deliver Plan Note II to the Lender to evidence the Borrowers' obligations to repay a portion of the Original SouthTrust Indebtedness equal to $1,000,000.00.

                 (A) Payment Terms. Plan Note II shall be in the original principal amount of $1,000,000.00, shall accrue interest at the Accrual Rate (subject to forgiveness in certain events as set forth in Sections 2.5(E) and 2.6(A) hereof), and shall be paid as follows:

                          (i) At the Closing, the Borrowers shall pay to the Lender the sum of $250,000.00; and

                          (ii) Borrowers shall pay to the Lender the sum of $500,000.00, (a) within seven (7) Business Days after receipt by any of the Borrowers of refunds of state or federal income taxes referable to the 1996 tax year and any prior tax year, or (b) on the Closing Date, if such refunds are received by the Borrowers prior to the Closing Date; and

                          (iii) On the fifteenth (15th) day of March, 1997, and on the fifteenth (15th) day of each calendar month thereafter through and including March 15, 2002, the Borrowers shall pay to the Lender an amount equal to fifteen percent (15%) of the Excess Cash Flow for the calendar month immediately preceding the date of payment.

                 (B) Discounted Pay-Off in Certain Events. Notwithstanding the provisions of Section 2.5(A), if, on or prior to March 15, 1997, the payments theretofore received by the Lender under Plan Note II aggregate $750,000.00, then, provided that no Major Default shall then have occurred and be continuing under Plan Note II, under Plan Note I, under this Agreement or under any of the Security Documents, the Borrowers shall not be obligated to make any further payments under Plan Note II, and Plan Note II shall be deemed fully satisfied, on and as of March 15, 1997 or, if earlier, the date on which payments received by the Lender under Plan Note II aggregate $750,000.00.

                 (C) Satisfaction of Plan Note II Prior to Maturity Date in Certain Events. If the requirements of Section 2.5(B) are not satisfied, but at any time prior to March 15, 2002, the payments theretofore received by the Lender under Plan Note II aggregate $1,000,000.00, then, provided that no Major Default shall then have occurred and be continuing under the Plan Notes, under this Agreement or under any of the Security Documents, or under the Plans, the Borrowers shall not be obligated to make any further payments under Plan Note II, and Plan Note II shall be deemed fully satisfied, on and as of the date on which the payments received by the Lender under Plan Note II aggregate $1,000,000.00.

                 (D) Optional Prepayment. The Borrowers shall have the right, at their option, without premium or penalty, to prepay Plan Note II, in whole but not in part, at any time; provided, that (i) at the time of any such prepayment no default or Event of Default under this Agreement, under the Plan Notes or under any of the Security Documents, or under the Plans, shall have occurred and be continuing, and (ii) the Lender shall have received at least thirty (30) days' prior written notice of each such prepayment. Partial prepayments shall not be permitted under Plan Note II, except that the Borrowers may make partial prepayments of principal during the six (6) month period ending on March 15, 1997, and if, as of March 15, 1997, the payments and prepayments made by the Borrowers hereunder aggregate $750,000.00, such payments will have the effect set forth in Section 2.5(B) hereof.

                 (E)      Satisfaction of Plan Note II on Maturity Date.  If
(i) all payments described in Section 2.5(A) are timely made and (ii) after payment of the monthly installment of principal due on March 15, 2002, any portion of the principal amount of Plan Note II remains unpaid, then, provided that no Major Default shall have occurred and be continuing under the Plan Notes, under this Agreement or under any of the Security Documents, then all remaining principal, together with all accrued and unpaid interest under Plan
Note II, shall be deemed fully paid, and Plan Note II shall be deemed satisfied, on and as of March 15, 2002.

         2.6     ADDITIONAL TERMS OF PLAN NOTES.

                 (A) Interest at the Accrual Rate. The Stated Principal Amount of Plan Note I and the outstanding principal amount of Plan Note II shall bear interest at the Accrual Rate, from the Petition Date until paid or deemed satisfied in accordance with the terms of the Plan Notes and applicable provisions of this Agreement. If, however, the provisions of Sections 2.4 and
2.5 of this Agreement are fully and timely complied with, and provided that no Major Default shall have occurred and be continuing under the Plan Notes, under this Agreement or under any of the Security Documents, then the amount representing the difference between (i) accrued interest on the Stated Principal Amount of Plan Note I and the outstanding principal amount of Plan
Note II, at the Accrual Rate, and (ii) accrued interest on the Amortization Principal Amount at the Pay Rate (or the Default Rate, as applicable) which has been paid by the Borrowers hereunder and under the Plan Notes, shall be forgiven on and as of the date or dates on which the then remaining Stated Principal Amount of Plan Note I and the outstanding principal amount of Plan
Note II, as the case may be, are deemed satisfied in accordance with Sections
2.4 and 2.5 of this Agreement.

                 (B) Calculation of Interest. Interest with respect to the Plan Notes shall be calculated and payable in the manner set forth in Plan
Note I and Plan Note II, respectively.

                 (C) Default Rate. At the option of the Lender, if any installment of interest or principal under Plan Note I, or any payment of principal under Plan Note II shall not be made as the same becomes due and payable, interest shall be payable on the principal portion of such defaulted payment and, to the extent permitted by law, on the interest portion of such defaulted payment (if any), at the Default Rate, and, if any payment of principal or interest shall not be made on the date on which any such payment becomes due, interest shall be payable on the whole of the principal balance then outstanding of the Stated Principal Amount under Plan Note I, or the then outstanding balance of Plan Note II, as the case may be, at the Default Rate for the subsequent duration of such default, whether or not acceleration has occurred in accordance with Article VII hereof.

                 (D) If, at any time, the Accrual Rate, the Pay Rate or the Default Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as such rates would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws, and any excess interest or charges actually collected by the Lender shall be credited as a partial prepayment of principal.

         2.7 PAYMENT TO THE LENDER. All sums payable to the Lender hereunder shall be paid directly to the Lender in United States Dollars and immediately available funds at the place payment is due. If the Lender shall send the Borrowers statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on the Borrowers unless the Borrowers notify the Lender to the contrary within thirty (30) days of their receipt of any statement which they deem to be incorrect. Alternatively, at its sole discretion, the Lender may charge against any deposit account of any of the Borrowers all or any part of any amount due hereunder.

ARTICLE 3.       CONDITIONS PRECEDENT


                 The obligation of the Lender to consummate the transactions contemplated in this Agreement is subject to the following conditions precedent:

         3.1 DOCUMENTS REQUIRED BEFORE CLOSING. Prior to the execution and delivery of this Agreement by the Lender, the following instruments and documents, duly executed by all proper Persons shall have been delivered to the Lender:

                 3.1.1.           This Agreement;

                 3.1.2.           The Plan Notes;

                 3.1.3.           The financing statements required by Section ;

                 3.1.4.           The lien waivers required by Section ;

                 3.1.5. A certificate of the corporate secretary of each of the Borrowers, substantially in the form of EXHIBIT O attached hereto, dated as of the date of this Agreement, certifying as to the incumbency and signatures of the officers of the Borrowers signing this Agreement, the Plan Notes, the Security Documents, and each other document to be delivered pursuant hereto, together with the following documents attached thereto:

                          3.1.5.1. A copy of resolutions of the Borrowers' boards of directors authorizing the execution, delivery and performance of this Agreement, the Plan Notes, the Security
                                           Documents, and each other document
                                           to be delivered pursuant hereto;

                          3.1.5.2. Copies of the Borrowers' articles or certificates of incorporation, certified as of the most recent date practicable by the judge of probate in the county in which each such Borrower's articles or certificate of incorporation is filed or the secretary of state of the state where each such Borrower is incorporated, as appropriate; and

                          3.1.5.3. Copies of the bylaws of each of the Borrowers, as in effect on the Closing Date;

                 3.1.6. Certificates, as of the most recent dates practicable, of the aforesaid secretaries of state, the secretary of state of each state in which each of the Borrowers is qualified as a foreign corporation and (to the extent necessary to evidence the good standing of Borrowers in such states) the department of revenue or taxation of each of the foregoing states, as to the good standing of the Borrowers;

                 3.1.7. Written opinions of Massari & Bell, P.A., and such other counsel reasonably satisfactory to the Lender, as legal counsel for the Borrowers and the Guarantor, dated the date of this Agreement and addressed to the Lender, covering the matters set forth on EXHIBIT P, attached hereto;

                 3.1.8. The Closing Certificates in the form of EXHIBIT C to this Agreement.

                 3.1.9. Copies of all documents evidencing the terms and conditions of any Indebtedness specified as Subordinated Indebtedness on EXHIBIT L, including, without limitation, all documents relating to the "debentures" referred to in Article VII of the Joint Plan;

                 3.1.10. The Subordination Agreement[s] in the form of EXHIBIT M attached hereto;

                 3.1.11. The Guaranty Agreement set forth in EXHIBIT G, attached hereto and incorporated herein;

                 3.1.12. The Second Amended and Restated Stock Pledge Agreement set forth in EXHIBIT K, attached hereto and incorporated herein, together with (to the extent not already in the possession of Lender) certificates representing the shares pledged thereby, duly endorsed in blank;

                 3.1.13. The MTS Mortgage set forth in EXHIBIT H and the Vangard Mortgage set forth in EXHIBIT N, each of which is attached hereto and incorporated herein;

                 3.1.14. The Collateral Trademark Assignment set forth in EXHIBIT E, the Collateral Patent Assignment set forth in EXHIBIT D, the amendments to and ratifications of the Royalty Subordination Agreement and the Three-Party Agreement set forth in EXHIBITS Q AND R, each of which is attached hereto and incorporated herein;

                 3.1.15. Copies of all environmental site assessments, if any, in the possession of Borrowers, of the real property and improvements covered by the MTS Mortgage and the Vangard Mortgage;

                 3.1.16. Copies of all appraisals, if any, in the possession of Borrowers, of the real property and improvements covered by the MTS Mortgage and the Vangard Mortgage and the equipment owned by the Borrowers;

                 3.1.17. Copies of the insurance policies described in Section of this Agreement;

                 3.1.18. Certified copies of all required consents, approvals, and filings, governmental or otherwise; and

                 3.1.19. The payment of accrued costs and expenses under Section of this Agreement.

         3.2.    CERTAIN EVENTS.  At the time of the Closing:

                 3.2.1. No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

                 3.2.2. No material adverse change shall have occurred in the financial condition of any of the Borrowers or any Guarantor since the Petition Date; and

                 3.2.3.           All conditions to confirmation described in
Article XI of the Joint Plan and Article X of the Vangard Plan shall have been satisfied; and

                 3.2.4. All of the Security Documents shall be in full force and effect.

         3.3. LEGAL MATTERS. At the time of the Closing, all legal matters incidental thereto shall be satisfactory to Messrs. Bradley, Arant, Rose & White, counsel to the Lender.

ARTICLE 4.       COLLATERAL SECURITY

         4.1 COMPOSITION OF THE COLLATERAL; SECURITY INTERESTS GRANTED PURSUANT TO ORIGINAL SOUTHTRUST LOAN DOCUMENTS. The property in which a security interest is granted or acknowledged pursuant to the provisions of Section and hereof or pursuant to the provisions of any Security Document is herein collectively called the "Collateral." The Collateral, together with all of the Borrowers' other property of any kind held by the Lender, shall stand as one general, continuing collateral security for all Obligations and, except as expressly provided in Section 4.8 hereof, may be retained by the Lender until all Obligations have been satisfied in full. Each of the Borrowers hereby acknowledges that, pursuant to the Original SouthTrust Loan Documents, each of the Borrowers granted to the Lender valid, first priority security interests and liens on all of the Collateral owned by them (or in which any of them has any interest) as security for the Indebtedness and obligations evidenced by the Original SouthTrust Loan Documents. Each of the Borrowers hereby ratifies and confirms the grant of such security interests and liens in favor of the Lender, as security for all the Obligations. Each of the Borrowers hereby agrees that the provisions of Sections 4.2 and 4.3 hereof, in addition to providing for the present grant of security interests and liens in the Collateral to secure the full and prompt payment and performance of all Obligations, shall be construed as (A) a ratification and restatement of their respective grants of security interests and liens under and pursuant to the Original SouthTrust Loan Documents as security for the Obligations, and (B) a representation and warranty by Borrowers that all such security interests and liens remain in full force and effect as of the Closing Date.

         4.2. RIGHTS IN PROPERTY HELD BY THE LENDER. As security for the prompt satisfaction of all Obligations, each of the Borrowers hereby assigns, transfers and sets over to the Lender all of the Borrowers' right, title and interest in and to, and grants the Lender a lien on and a security interest in, all amounts that may be owing from time to time by the Lender to the Borrowers in any capacity, including, but without limitation, any balance or share belonging to the Borrowers (or any of them) of any deposit or other account with the Lender, which lien and security interest shall be independent of any right of set-off which the Lender may have.

         4.3. RIGHTS IN PROPERTY HELD BY ANY OF THE BORROWERS OR BY THE LENDER. As further security for the prompt satisfaction of all Obligations, in addition to any other or further security provided under any of the Security Documents, each of the Borrowers hereby assigns and transfers to the Lender all of its right, title and interest in and to, and grants the Lender a lien upon and security interest in, all of the following property and rights of such Borrower, wherever located, whether now owned or hereafter acquired, together with all replacements therefor and proceeds (including, but without limitation, insurance proceeds) and products thereof (all of which shall constitute original Collateral under this Agreement):

                 4.3.1.           Accounts and accounts receivable;

                 4.3.2.           Chattel Paper;

                 4.3.3.           Contracts;

                 4.3.4.           Contract rights;

                 4.3.5.           Documents;

                 4.3.6. Equipment, including all trucks, automobiles, motor vehicles and machinery of all classes;

                 4.3.7.           Fixtures;

                 4.3.8.           General Intangibles;

                 4.3.9.           Instruments;

                 4.3.10. Inventory, including all goods held for sale or lease or to be furnished under contracts of service, raw materials, work in process and materials to be used or consumed in Borrowers' business;

                 4.3.11.          The Pledged Stock;

                 4.3.12.          The Pledged Notes;

                 4.3.13.          Furniture;

                 4.3.14. Patents, trademarks, copyrights and other intellectual property (including software) and all rights under licenses with respect to intellectual property of other Persons;

                 4.3.15.          Leasehold improvements;

                 4.3.16.          Interests in partnerships and joint ventures;

                 4.3.17. Rights as seller of Goods and rights to returned or repossessed Goods; and

                 4.3.18.          All Records pertaining to any of the
Collateral.

         4.4. PRIORITY OF LIENS. The foregoing liens shall be first and prior liens except for Permitted Liens.

         4.5.    FINANCING STATEMENTS.

                 4.5.1.   Each of the Borrowers will:

                          4.5.1.1. Execute such financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Lender as the Lender may, from time to time, specify;

                          4.5.1.2. Pay, or reimburse the Lender for paying, all costs and taxes of filing or recording the same in all public offices designated by the Lender after the Lender determines in good faith that such filing or recording is necessary or desirable to perfect the Lender's security interest in the Collateral; and

                          4.5.1.3. Take such other steps as the Lender may, from time to time, direct, including the noting of the Lender's lien on the Collateral and on any certificates of title therefor, all to perfect the Lender's security interest in the Collateral.

                 4.5.2. In addition to the foregoing, and not in limitation thereof:

                          4.5.2.1. A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and

                          4.5.2.2. To the extent lawful, the Borrowers hereby appoint the Lender as their respective attorney-in-fact (without requiring the Lender to act as such) to execute any financing statement in the name of any of the Borrowers, and to perform all other acts that the Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral in accordance with the provisions of this Agreement.

         4.6. LIEN WAIVERS. Each of the Borrowers will use its best efforts to cause each landlord of all premises leased by such Borrower, and any warehouseman or other bailee on whose premises any of the Collateral may be located, to execute and deliver to the Lender instruments, in form and substance satisfactory to the Lender, by which such mortgagee, landlord, warehouseman, or bailee waives his or its rights, if any, in and to all Goods composing a part of the Collateral.

         4.7. CHATTEL PAPER OR INSTRUMENTS. Each of the Borrowers will deliver immediately to the Lender any Chattel Paper or Instruments arising out of the Collateral usually, but not exclusively, as proceeds. Further, the parties hereby agree that such Chattel Paper or Instruments constitute original Collateral rather than proceeds; but if proceeds, the Lender's security interest created by this Agreement in the Chattel Paper or Instruments shall not be claimed merely as proceeds.

         4.8.    RELEASE OF CERTAIN COLLATERAL IN CERTAIN EVENTS.

                          (A)     Vangard Labs.  Provided that no Major Default
shall have occurred and be continuing hereunder, under the Plan Notes, or under the Security Documents, the liens, security interests and pledges arising hereunder or under the Security Documents in favor of the Lender with respect to the Vangard Collateral shall be released in connection with, and effective as of the consummation of, the sale of the Vangard Assets (as defined in the Vangard Plan) in accordance with the Vangard Plan. In connection with such sale, upon receipt of the Net Sales Proceeds (as defined in the Vangard Plan), the Lender will execute any and all UCC-3 release statements necessary to evidence such release which are presented to the Lender by Borrowers or the purchaser of the Vangard Assets (provided that such release statements are in form and substance reasonably acceptable to the Lender), and will deliver the same to MTS or, at its option, to such purchaser, at the closing of such sale. The Borrowers or the purchaser of the Vangard Assets shall be entitled, at its or their sole expense, to record or file the same in the applicable filing offices.

                          (B)     The Software Companies.  Provided that no
Major Default shall have occurred and be continuing hereunder, under the Plan Notes, or under the Security Documents, on and as of the earlier of (i) the date on which the requirements set forth in Section 4.8(D) have been satisfied, or (ii) the date on which seventy-five percent (75%) of all principal payments theretofore paid by the Borrowers to the Lender with respect to the Amortization Principal Amount, plus all additional amounts (if any) paid to the Lender pursuant to the provisions of Section 2.4(B)(i), equals, in the aggregate, $1,000,000.00, the liens, security interests and pledges arising hereunder or under the Security Documents in favor of the Lender with respect to the Software Companies Collateral shall be released. Upon the occurrence of such event, the Lender will execute any and all UCC-3 release statements necessary to evidence such release which are presented to the Lender by Borrowers (provided that such release statements are in form and substance reasonably acceptable to the Lender), and will return the same, together with the Pledged Notes issued by the Software Companies and all stock certificates with respect to the Software Companies, to MTS within thirty (30) days after the Lender's receipt of such release statements. The Borrowers shall be entitled, at their sole expense, to record or file the same in the applicable filing offices.

                          (C)     MTS Labs.  Provided that no Major Default
shall have occurred and be continuing hereunder, under the Plan Notes, or under the Security Documents, the liens, security interests and pledges arising hereunder or under the Security Documents in favor of the Lender with respect to the MTS Labs Collateral shall be released on and as of the earlier of (i) the date on which the requirements set forth in Section 4.8(D) have been satisfied, or (ii) the date on which the following amounts aggregate $2,000,000.00: (a) seventy-five percent (75%) of all principal payments theretofore paid by the Borrowers to the Lender with respect to the Amortization Principal Amount, excluding for purposes of this calculation all amounts credited under Section 4.8(B), plus (b) all additional amounts (if any) paid to the Lender pursuant to the provisions of Section 2.4(B)(ii). Upon the occurrence of such event, the Lender will execute any and all UCC-3 release statements necessary to evidence such release which are presented to the Lender by Borrowers (provided that such release statements are in form and substance reasonably acceptable to the Lender), and will return the same, together the Pledged Notes issued by MTS Labs with all stock certificates with respect to MTS Labs, to MTS within thirty (30) days after the Lender's receipt of such release statements. The Borrowers shall be entitled, at their sole expense, to record or file the same in the applicable filing offices.

                          (D)     MTS Packaging.  Provided that no Major
Default shall have occurred and be continuing hereunder, under the Plan Notes, or under the Security Documents, on and as of the date on which:

                 (i) the Net Sales Proceeds from the sale of the Vangard Assets (as such terms are defined in the Vangard Plan) shall have been fully and timely paid to the Lender in accordance with the Vangard Plan; and

                 (ii) the Amortization Principal Amount, and all accrued interest thereon at the Pay Rate, under Plan Note I and all amounts due under Plan Note II shall have been fully and timely paid to the Lender in accordance with the Plan Notes and Sections 2.4 and 2.5 hereof;

the liens, security interests and pledges arising hereunder or under the Security Documents in favor of the Lender with respect to the MTS Packaging Collateral shall be released. Upon the occurrence of such event, the Lender will execute any and all UCC-3 release statements or other documents necessary to evidence such release which are presented to the Lender by Borrowers (provided that such release statements and other documents are in form and substance reasonably acceptable to the Lender), and will return the same, together with all stock certificates with respect to MTS Packaging, to MTS within thirty (30) days after the Lender's receipt of such release statements. The Borrowers shall be entitled, at their sole expense, to record or file the same in the applicable filing offices.

                          (E)     Release of Collateral Not a Waiver or Release
of the Obligations. In no event shall the Lender's release of its interest in any Collateral, under this Section 4.8 or otherwise, constitute or be deemed to constitute a waiver, release or modification of the Obligations of the Borrowers hereunder or under the Plan Notes or of the obligations of the Guarantor under the Guaranty, nor shall any such release of Collateral impair or have any effect upon the Lender's rights hereunder or under the Guaranty, or its interests in any other Collateral not expressly released by the Lender. In furtherance of the foregoing, the Guarantor and each of the Borrowers hereby agree, jointly and severally, that (i) all Obligations then remaining hereunder or under the Plan Notes shall remain in full force and effect after any such release of Collateral, (ii) except as otherwise expressly provided in the Guaranty, the Guaranty shall remain in full force and effect after any such release of Collateral and will not be, and will not be deemed to be, impaired by any such release of Collateral, and (iii) the Three-Party Agreement, the Collateral Patent Assignment and the Subordination Agreement shall remain in full force and effect after any such release of Collateral.

ARTICLE 5.       REPRESENTATIONS AND WARRANTIES

         5.1. ORIGINAL. To induce the Lender to enter into this Agreement, each of the Borrowers and Guarantor, jointly and severally, represents and warrants to the Lender as follows:

                 5.1.1. Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation; each of the Borrowers has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary; the states in which the Borrowers are qualified to do business are set forth in EXHIBIT S; the addresses of all places of business and headquarters of the Borrowers are as set forth in EXHIBIT T and the addresses of all places where the Collateral is located and a brief description of the nature of the Collateral at each such location are set forth in EXHIBIT T;

                 5.1.2. None of the Borrowers has used any corporate or fictitious name other than the name for the Borrowers as is used in this Agreement, which is the same as the name shown, respectively, on the Borrowers' certificates or articles of incorporation through the date of filing of the last amendment thereto;

                 5.1.3. None of the Borrowers is directly or indirectly controlled by, or acting on behalf of, any Person which is an "Investment Company," within the meaning of the Investment Company Act of 1940, as amended;

                 5.1.4. None of the Borrowers has been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof, except as set forth in EXHIBIT U;

                 5.1.5. Except for the Defaults and Events of Default under the Original SouthTrust Loan Documents with respect to which the Borrowers have notified SouthTrust in writing, none of the Borrowers is in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Plan Notes, and the Security Documents will not (immediately, or with the passage of time, the giving of notice, or both):

                          5.1.5.1. Violate the charter or by-law provisions of any of the Borrowers, or violate any Laws or result in a default under any contract, agreement, or instrument to which any of the Borrowers is a party or by which any of the Borrowers or its property is bound; or

                          5.1.5.2. Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of any of the Borrowers, except in favor of the Lender;

                 5.1.6. Each of the Borrowers has the power and authority to enter into and perform this Agreement, the Plan Notes, and the Security Documents, and to incur the obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Plan Notes, and the Security Documents;

                 5.1.7. This Agreement, the Plan Notes and the Security Documents are, or when delivered will be, valid, binding, and enforceable against each of the Borrowers in accordance with their respective terms;

                 5.1.8. Except as disclosed in EXHIBIT V, hereto, there is no pending order, notice, claim, litigation, proceeding or investigation against or affecting any of the Borrowers, whether or not covered by insurance, that would involve the payment of $50,000.00 or more if adversely determined;

                 5.1.9. Each of the Borrowers has good and marketable title to all of its assets, subject to no security interest, encumbrance or lien, or claim of any third person except for Permitted Liens;

                 5.1.10. The Finanical Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrowers at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the Consolidated financial condition or business of the Borrowers, or in the financial condition of any of the Borrowers separately, from the dates of the Financial Statements to the date hereof, except as reflected on EXHIBIT W;

                 5.1.11. As of the date of the Financial Statements, the Borrowers had no material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements or as disclosed in or permitted by this Agreement; none of the Borrowers knows or has any reasonable ground to know of any basis for the assertion against it of any material Indebtedness of any nature not fully reflected and reserved against in the Financial Statements;

                 5.1.12. Except as described on EXHIBIT X hereto, or as otherwise permitted herein, each of the Borrowers has filed all federal, state and local tax returns and other reports that it is required by Laws to file prior to the date hereof and which are material to the conduct of its businesses, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; none of the Borrowers has any knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books and disclosed in writing to the Lender;

                 5.1.13. Except as otherwise disclosed in EXHIBIT Y hereto, or except to the extent that the failure to comply would not materially interfere with the conduct of the business of any Borrower, each of the Borrowers has complied with all applicable Laws with respect to:

                          5.1.13.1. Any restrictions, specifications, or other requirements pertaining to products that any of the Borrowers manufactures or sells or to the services that any of the Borrowers performs;

                          5.1.13.2. The conduct of their respective businesses; and

                          5.1.13.2. The use, maintenance and operation of the real and personal properties owned or leased by it in the conduct of its businesses;

                 5.1.14. No representation or warranty by the Borrowers (or any of them) contained herein or in any certificate or other document furnished by any of the Borrowers pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

                 5.1.15. Each consent, approval or authorization of, or filing, registration or qualification with, any Person that is required to be obtained or effected by any of the Borrowers, or the Guarantor in connection with the execution and delivery of this Agreement, the Plan Notes, and the Security Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

                 5.1.16.          All existing Indebtedness of the Borrowers:
(1) For money borrowed; or (2) Under any security agreement, mortgage, or agreement covering the lease by any of the Borrowers as lessee of real or personal property, is described in EXHIBIT Z, hereto;

                 5.1.17. Except as described in EXHIBIT AA, hereto, none of the Borrowers has any material lease, contract or commitment of any kind (such as employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; patent license agreements; contracts for future purchase or delivery of Goods or rendering of services; bonus, pension and retirement plans; or accrued vacation pay, insurance and welfare agreements); to the best of the Borrowers' knowledge, all parties (including the Borrowers) to all such material leases, contracts and other commitments to which any of the Borrowers is a party have complied with the provisions of such leases, contracts and other commitments; no party is in default under any material lease, contract, or other commitment thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

                 5.1.18. The Borrowers' Consolidated federal tax returns for all years of operation, including the year ended March 31, 1996, have been filed with the Internal Revenue Service and have not been challenged;

                 5.1.19. Except as otherwise described on EXHIBIT BB hereto, all Pension Plans, as defined in ERISA, of the Borrowers, if any, meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction, each as defined in ERISA, has occurred with respect to any such Plan;

                 5.1.20. Except as described in EXHIBIT CC hereto, each of the Borrowers is in compliance with all Environmental Laws;

                 5.1.21. All of the Borrowers' stock is duly authorized, validly issued, fully paid and nonassessable;

                 5.1.22. Each of the Borrowers owns or has the rights to use, pursuant to written licenses, all patents, trademarks and copyrights used or employed in its business and products, each of which is listed on EXHIBIT DD hereto and copies of which have been delivered to Lender; and

                 5.1.23. Except as otherwise described on EXHIBIT EE hereto, the Inventory of each of the Borrowers is not subject to any license agreement relating to patents, trademarks or copyrights which could directly or indirectly preclude or render impracticable the realization by the Lender of the value of such Inventory.

         5.2. SURVIVAL. All of the representations and warranties set forth in Section shall survive until all Obligations are satisfied in full and there remain no outstanding commitments hereunder.

         5.3. SOUTHTRUST CLOSING CERTIFICATE REGARDING BORROWERS' REPRESENTATIONS AND WARRANTIES. SouthTrust hereby agrees that, at the Closing, it will deliver to the Borrowers a certificate, in which SouthTrust will certify that, except as set forth in such certificate (or in any exhibit thereto), it has no actual knowledge that any representation or warranty of Borrowers contained in this Article V is false. For purposes of the certificate described in this Section 5.3, SouthTrust's "knowledge" shall mean the actual knowledge of J. Scott Hilley, Vice President of SouthTrust.


ARTICLE 6.       THE BORROWERS' COVENANTS


                 The Borrowers, jointly and severally, hereby covenant and agree with the Lender that, so long as any of the Obligations remains unsatisfied, unless the Lender otherwise consents in writing, it will comply and, in the case of MTS, it will cause the other Borrowers to comply, with the following covenants:

         6.1.    AFFIRMATIVE COVENANTS.

                 6.1.1.   Each of the Borrowers will furnish the Lender:

                          6.1.1.1. Within thirty (30) days after the close of each calendar month:

                                  6.1.1.1.1.      A Consolidated income
                                                  statement of all Borrowers
                                                  for such period; and

                                  6.1.1.1.2.      A Consolidated balance sheet
                                                  for all Borrowers as of the
                                                  end of such period all in
                                                  reasonable detail, subject to
                                                  normal year-end audit
                                                  adjustments, and certified by
                                                  MTS's president or principal
                                                  financial officer to have
                                                  been prepared in accordance
                                                  with Generally Accepted
                                                  Accounting Principles
                                                  consistently applied by the
                                                  Borrowers, except for any
                                                  inconsistencies explained in
                                                  such certificate;

                          6.1.1.2. Within sixty (60) days after the close of each quarterly accounting period in each fiscal year:

                                  6.1.1.2.1.      A Consolidated statement of
                                                  Stockholders' Equity and a
                                                  Consolidated and consolidating
                                                  statement of Cash Flows of
                                                  the Borrowers for such
                                                  quarterly period;

                                  6.1.1.2.2.      Consolidated  and
                                                  consolidating income
                                                  statements of the Borrowers
                                                  for such quarterly period; and

                                  6.1.1.2.3. Consolidated and consolidating balance sheets of the
                                                  Borrowers as of the end of
                                                  such quarterly period

                                  all in reasonable detail, subject to normal year-end audit adjustments and certified by MTS's president or principal financial officer to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied by the Borrowers, except for any inconsistencies explained in such certificate; and

                                  6.1.1.2.4.      A reconciliation reflecting
                                                  a comparison of actual items
                                                  of income and expense for
                                                  such quarterly period to
                                                  amounts reflected in each
                                                  Borrower's Budget (as
                                                  described in Section
                                                  6.1(A)(8) hereof) covering
                                                  such quarterly period;

                          6.1.1.3. Within one hundred five (105) days after the close of each fiscal year, or on or prior to the date of filing of MTS's Annual Report on Form 10-K for such fiscal year with the U.S. Securities and Exchange Commission, whichever first occurs:

                                  6.1.1.3.1.      A Consolidated statement of
                                                  Stockholders' Equity and a
                                                  Consolidated statement of
                                                  Cash Flows of the Borrowers
                                                  for such fiscal year;

                                  6.1.1.3.2.      Consolidated and
                                                  consolidating income
                                                  statements of the Borrowers
                                                  for such fiscal year; and

                                  6.1.1.3.3.      Consolidated and
                                                  consolidating balance sheets
                                                  of the Borrower as of the end
                                                  of such fiscal year

                                  all in reasonable detail, including all
                                  supporting schedules and comments; the
                                  Consolidated statements and balance sheets to be audited by an independent certified public accountant selected by the Borrowers and acceptable to the Lender, in its sole and absolute discretion, and certified by such accountants to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied by the Borrowers, except for any inconsistencies explained in such certificate; in addition, the Borrowers will obtain from such independent certified public accountants and deliver to the Lender, within the time period specified above, their written statement that in making the examination necessary to their certification they have obtained no knowledge of any Event of Default by any of the Borrowers, or disclosing all Events of Default of which they have obtained knowledge; provided, however, that in making their examination such accountants shall not be required to go beyond the bounds of generally accepted auditing standards for the purpose of certifying financial statements; the Lender shall have the right, from time to time, to discuss the Borrowers' affairs directly with the Borrowers' independent certified public accountant after notice to the Borrowers and opportunity of the Borrowers to be present at any such discussions;

                          6.1.1.4. Contemporaneously with each monthly, quarterly and year-end financial report required by the foregoing paragraphs, a Compliance Certificate, wherein in addition to the financial information reported in such
                                           Compliance Certificate, the
                                           president or principal financial
                                           officer of MTS shall certify that he
                                           has individually reviewed the
                                           provisions of this Agreement and
                                           that a review of the activities of
                                           the

                                           Borrowers during such year, monthly
                                           or quarterly period, as the case may
                                           be, has been made by or under the
                                           supervision of the signer of such
                                           certificate with a view to
                                           determining whether the Borrowers
                                           have kept, observed, performed and
                                           fulfilled all their respective
                                           obligations under this Agreement,
                                           and that, to the best of his actual
                                           knowledge after due inquiry, the
                                           Borrowers have observed and
                                           performed each and every undertaking
                                           contained in this Agreement and are
                                           not at the time in Default in the
                                           observance or performance of any of
                                           the terms and conditions hereof or,
                                           if any of the Borrowers shall be so
                                           in Default, specifying all such
                                           Defaults and Events of Default of
                                           which he may have knowledge;

                          6.1.1.5. Promptly after sending or making available or filing of the same, copies of all reports, proxy statements and financial statements that any of the Borrowers sends or makes available to its stockholders and all registration statements and reports that any of the Borrowers files with the U.S. Securities and Exchange Commission or any successor Person;

                          6.1.1.6. Within thirty (30) days after the end of each calendar month, and contemporaneously with the delivery of the financial statements referred to in Section 6.1(A)(1), a true, accurate and complete aging report as of the end of such month, in such form and detail as shall be satisfactory to the Lender, of all Accounts of each of the Borrowers, including an explanation of any reserves for uncollectability, discounts, charge-backs or rebates with respect to such Accounts;

                          6.1.1.7. Within thirty (30) days after the end of each calendar month, and contemporaneously with the delivery of the financial statements referred to in Section 6.1(A)(1), a true, accurate and complete report of each of the Borrowers' Inventory, in such form and detail as shall be satisfactory to the Lender;

                          6.1.1.8. Not later than ten (10) Business Days prior to the Closing Date, a budget and cash flow projection for each of the Borrowers, reflecting the reasonably anticipated gross and net sales, capital expenditures and operating expenses of all kinds, in such form and detail as shall be satisfactory to the Lender, for the remainder of the fiscal quarter during which the Closing occurs (in each case, a "Budget"), and after the Closing, not later than ten (10) Business Days prior to the expiration of the then current Budget, a replacement Budget for the next fiscal quarter; and

                          6.1.1.9. Upon the Lender's request, from time to time, copies of any or all agreements, contracts, or commitments of the type referred to in Section hereof.

                 6.1.2. Each of the Borrowers will maintain its Inventory, Equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such real estate. Each of the Borrowers hereby agrees that, in the event it fails to pay or cause to be paid any such payments, the Lender may do so and on demand be reimbursed therefor by the Borrowers. In addition, each of the Borrowers agrees to reimburse the Lender for any reasonable expenses incurred by the Lender after the occurrence and during the continuation of any Event of Default to protect and preserve the Collateral pursuant to Section .

                 6.1.3. Each of the Borrowers will maintain, or cause to be maintained, public liability insurance and fire and extended coverage insurance, naming the Lender as mortgagee and loss payee, as appropriate, on all tangible assets owned by it, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to the Lender. Such policies shall contain a provision whereby they cannot be canceled except after ten (10) days' written notice to the Lender. Each of the Borrowers will furnish to the Lender such evidence of insurance as the Lender may require. Each of the Borrowers hereby agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance, the Lender may do so and be reimbursed by the Borrowers therefor. Each of the Borrowers hereby assigns to the Lender any returned or unearned premiums that may be due such Borrower upon cancellation of any such policies for any reason whatsoever and directs the insurers to pay the Lender any amounts so due at any time when an Event of Default shall have occurred and be continuing. The Lender is hereby appointed the Borrowers' attorney-in-fact (without requiring the Lender to act as such) to, from and after the occurrence and during the continuation of any Event of Default, endorse any check which may be payable to any of the Borrowers to collect such returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied by the Lender toward satisfaction of any of the Obligations.

                 6.1.4. Each of the Borrowers will pay or cause to be paid when due, all taxes, water rates, assessments (including assessments for local improvements) and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except that the Borrowers shall be entitled to, in good faith and at their own expense, diligently contest the same or the validity thereof by and in accordance with appropriate legal proceedings, so long as such proceedings shall operate to prevent (a) the collection of such taxes or levy upon and sale or forfeiture of the subject property to satisfy such taxes or assessments and (b) the enforcement of such taxes or assessments against the Borrowers, or any of them, or their respective assets.

                 6.1.5. Each of the Borrowers will, when requested so to do, make available for inspection during such Borrower's normal business hours by duly authorized representatives of the Lender any of its books and Records, and will furnish the Lender any information regarding its business affairs and financial condition within a reasonable time after written request therefor.

                 6.1.6. Each of the Borrowers will take all necessary steps to preserve its corporate existence and franchises and comply with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject.

                 6.1.7. Each of the Borrowers will collect its Accounts and sell its Inventory only in the ordinary course of business.

                 6.1.8. Each of the Borrowers will keep accurate and complete Records of its Accounts, Inventory and Equipment, consistent with sound business practices.

                 6.1.9. Each of the Borrowers will give immediate notice to the Lender of: (1) any litigation proceeding in which it is a party if an adverse decision therein would require it to pay over more than $50,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property or business prospects.

                 6.1.10. Within ten (10) days of the Lender's request therefor, each of the Borrowers will furnish the Lender with copies of federal income tax returns filed by the Borrowers.

                 6.1.11. Except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Borrowers, each of the Borrowers will pay when due (or within applicable grace periods) all Indebtedness, other than ordinary trade debt, owed to third Persons and, with respect to Indebtedness which constitutes ordinary trade debt, each of the Borrowers will pay such Indebtedness within sixty (60) days of its due date. If default be made by any of the Borrowers in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Lender shall have the right, in its sole and absolute discretion (but shall have no obligation), to pay such interest or principal for the account of such Borrower and be reimbursed by the Borrowers therefor.

                 6.1.12. Each of the Borrowers will notify the Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of any of the Borrowers, or any Guarantor or of the failure of any of the Borrowers or any Guarantor to observe any of its undertakings hereunder or under any of the Security Documents.

                 6.1.13. Each of the Borrowers will notify the Lender thirty (30) days in advance of any changes of its name or the name under which its business is operated, any change in the location of any of its places of business, and the establishment of any new, or the discontinuance of any existing, place of business.

                 6.1.14. Each of the Borrowers will notify the Lender thirty (30) days in advance of any change in the location or use of any of the Collateral and within thirty (30) days after any change in condition, aside from normal wear and tear, of any of the Collateral.

                 6.1.15. Each of the Borrowers will: (1) fund all its Pension Plans, if any, as defined in ERISA, in accordance with no less than the minimum funding standards of Section 302 of ERISA; (2) furnish the Lender, promptly after the filing of the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation, or the Internal Revenue Service with respect to all such Plans; and (3) promptly advise the Lender of the occurrence of any Reportable Event or Prohibited Transaction, each as defined in ERISA, with respect to any such Plan.

                 6.1.16. Each of the Borrowers will comply with all Environmental Laws, and will handle, store, treat, discharge, and dispose of any Hazardous Materials only in compliance with all Environmental Laws.

                 6.1.17. Each of the Borrowers will maintain its primary deposit account relationship with the Lender.

                 6.1.18. Each of the Borrowers and the Guarantor will comply in all respects with the Plans and the Confirmation Orders.

         6.2. NEGATIVE COVENANTS. The Borrowers, jointly and severally, do hereby covenant and agree with the Lender that, so long as any of the Obligations remain unsatisfied, each of them will, except with the prior written consent of the Lender, comply, and in the case of MTS, cause the other Borrowers to comply, at all times with the following negative covenants:

                 6.2.1. None of Borrowers will enter into any merger, consolidation, reorganization or recapitalization, reclassify its capital stock, or liquidate, dissolve, or enter into any other Capital Transaction.

                 6.2.2. None of the Borrowers will sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets, except, with respect to Vangard Labs, in accordance with the Vangard Plan.

                 6.2.3. Except as expressly permitted by Section 6.2(B), none of the Borrowers will sell, lease, transfer, assign, or otherwise dispose of any of the Collateral except in the ordinary course of business and as permitted under this Agreement.

                 6.2.4. Except as expressly permitted by Section 6.2(B), none of the Borrowers will sell, or enter into any agreement to sell, any of its Accounts.

                 6.2.5. Except as expressly permitted by Section 6.2(B), none of the Borrowers will sell, or otherwise dispose of, or for any reason cease operating, any of its divisions or franchises.

                 6.2.6. None of the Borrowers will mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens.

                 6.2.7. None of the Borrowers will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except for (i) the endorsement of commercial paper for deposit or collection in the ordinary course of business, and (ii) guaranties by one Borrower of the obligations or Indebtedness of one or more other Borrowers which is incurred in the ordinary course of business and is permitted to be incurred under this Agreement.

                 6.2.8. None of the Borrowers will incur, create, assume, or permit to exist any Indebtedness except:

                          6.2.8.1. Existing Indebtedness as set forth in EXHIBIT Z to the extent shown on such EXHIBIT Z to be permitted to exist after the Closing;

                          6.2.8.2. Trade Indebtedness incurred in the ordinary course of business
                                           (provided, that none of the
                                           Borrowers shall purchase or
                                           otherwise acquire Inventory except
                                           for cash or upon open account unless
                                           approved in each case by the Lender
                                           in writing);

                          6.2.8.3.         Contingent Indebtedness permitted by
                                           Section;

                          6.2.8.4.         Indebtedness secured by Permitted
                                           Liens;

                          6.2.8.5.         Lease obligations permitted by
                                           Section  ;

                          6.2.8.6.         Indebtedness incurred in a
                                           transaction constituting a refinance
                                           of the then outstanding Amortization
                                           Principal Amount under Plan Note I,
                                           accrued interest thereon and all
                                           amounts (if any) then outstanding
                                           under Plan Note II; provided, that
                                           (i) all such outstanding amounts
                                           shall be paid
                                           in full to the Lender
                                           contemporaneously with the
                                           incurrence of any such Indebtedness,
                                           (ii) the Lender shall have received
                                           advance written notice of prepayment
                                           (if applicable) in accordance with
                                           Sections 2.4(D) and 2.5(D) hereof,
                                           (iii) the Lender shall have received
                                           copies of all agreements, instruments
                                           and other documents evidencing or
                                           relating to such Indebtedness at
                                           least twenty (20) days prior to
                                           incurrence of such Indebtedness, and
                                           (iv) the prior written consent of
                                           Lender to such refinance transaction
                                           shall have been obtained, which
                                           consent shall not be unreasonably
                                           withheld or delayed.  The Borrowers
                                           hereby acknowledge and agree that,
                                           if the Lender fails to provide its
                                           prior consent to the incurrence of
                                           such Indebtedness and such failure is
                                           based upon Lender's good faith
                                           determination that the terms and
                                           conditions thereof are likely to (a)
                                           impair or affect adversely the
                                           Borrowers' ability to repay the
                                           amounts owed under Plan Note I and
                                           Section 2.4(E) hereof or (b)
                                           otherwise prejudice the Lender's
                                           remaining rights hereunder, then the
                                           Lender's failure to grant such
                                           consent will not be, and will not be
                                           deemed to be, unreasonable; and

                          6.2.8.7. Indebtedness of one Borrower to one or more other Borrowers if (i) such Indebtedness is incurred in the ordinary course of business and (ii) such Indebtedness is expressly subordinate to the Indebtedness evidenced by the Plan Notes pursuant to agreements containing terms substantially similar to those contained in the Subordination Agreement.

                 6.2.9. None of the Borrowers will declare or pay any dividends, or make any other payment or distribution on account of its capital stock.

                 6.2.10. None of the Borrowers will form any Subsidiary, make any investment in or, except for loans to other Borrowers which are permitted by Section 6.2(H)(8) hereof, make any loan in the nature of any investment to any Person.

                 6.2.11. None of the Borrowers will make any loan or advance to any officer, shareholder, director or employee of any of the Borrowers, except for business travel and similar temporary advances in the ordinary course of business, nor pay salary to executive and other officers of Borrowers aggregating more than $400,000.00 per year, on a consolidated basis.

                 6.2.12. None of the Borrowers will make payments on account of the purchase or lease of Fixed Assets or otherwise make capital expenditures that, in the aggregate, in any fiscal year (commencing with the current fiscal year) will exceed $500,000.00, on a consolidated basis; as used in this paragraph, the term "lease" means a lease reflected on a balance sheet of any of the Borrowers or a lease that should be so reflected under Generally Accepted Accounting Principles.

                 6.2.13. None of the Borrowers will pay, in an aggregate amount in any fiscal year (commencing with the current fiscal year), lease obligations in excess of $505,000.00; as used in this paragraph, the term "lease" means a lease that is not reflected on a Consolidated balance sheet of the Borrowers and should not be so reflected under Generally Accepted Accounting Principles.

                 6.2.14. None of the Borrowers will purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets, except:

                          6.2.14.1 Direct obligations of the United States of America;

                          6.2.14.2. The present investment as of the Closing in any such assets; and

                          6.2.14.3. Operating assets that hereafter become non-operating assets.

                 6.2.15. None of the Borrowers will (1) issue, redeem, purchase or retire any of its capital stock or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing, including, without limitation, any issuance, redemption, re-purchase or retirement of the "debentures" described in Article VII of the Joint Plan, or (2) permit any transfer, sale, redemption, retirement, or other change in the ownership of the outstanding capital stock of any of the MTS Subsidiaries.

                 6.2.16. None of the Borrowers will prepay any Subordinated Indebtedness, Indebtedness for borrowed money, or Indebtedness secured by any of its assets (except the Obligations), or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified.

                 6.2.17. None of the Borrowers will enter into any sale-leaseback transaction.

                 6.2.18. None of the Borrowers will acquire any stock in, or acquire all or substantially all of the assets of, any Person.

                 6.2.19. None of the Borrowers will furnish the Lender any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                 6.2.20. None of the Borrowers will treat, store, handle, discharge, or dispose of any Hazardous Materials except in compliance with all Environmental Laws.

                 6.2.21. Except for (1) employment arrangements which comply with the provisions of Section 6.2(K), (2) the payment of royalties to the Siegel Family Trust in accordance with the Royalty Subordination Agreement, and (3) transactions which comply with the provisions of Sections 6.2(G),
(H)(8) and (J), none of the Borrowers will enter into any transaction or series of transactions which involves in the aggregate $2,000.00 or more where any Affiliate, officer, director or shareholder of any of the Borrowers, or any family member or Affiliate of the foregoing, is a counter-party to such transaction; provided that, in any case, such a transaction shall be arms-length.

                 6.2.22. None of the Borrowers will enter into any agreement whereby title to any of the Borrowers' inventory passes to any transferee prior to delivery by the Borrower.

         6.3.    FINANCIAL COVENANTS.  The Borrowers will maintain at all times:

                 6.3.1. Consolidated Net Working Capital in the following minimum amounts:

                                  From the Closing Date through
                                  March 31, 1997....................  $2,000,000
                                  During Fiscal 1998................  $2,500,000
                                  During Fiscal 1999................  $3,000,000
                                  During Fiscal 2000 and
                                  thereafter........................  $3,500,000

                 6.3.2. Consolidated Tangible Net Deficit not to exceed the following:

                                  From the Closing Date through
                                  March 31, 1997.................... $20,500,000
                                  During Fiscal 1998................ $20,000,000
                                  During Fiscal 1999................ $19,500,000
                                  During Fiscal 2000 and
                                  thereafter........................ $19,000,000

                 6.3.3. A ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.25 to 1.0; and

                 6.3.4. Fixed Charge Coverage of not less than 2.0 to 1.0.

ARTICLE 7.       DEFAULT

         7.1.    EVENTS OF DEFAULT.

                 (A) Major Defaults. The occurrence of any one or more of the following events, each of which shall constitute an Event of Default, shall also constitute a Major Default hereunder:

                          (1) The Borrowers shall fail to pay when due any installment of principal, any interest, fee or other amount (including mandatory prepayments) payable under this Agreement or under any of the Security Documents or under the Plan Notes, unless such failure is cured within five (5) days after such due date;

                          (2) The Borrowers (or any of them) shall fail to comply with the provisions of Section 6.1(C): (a) which require the delivery of evidence of insurance, unless such failure is cured within fifteen (15) days after written notice from Lender, or (b) which require the maintenance of insurance coverage as provided in Section 6.1(C);

                          (3) The Borrowers (or any of them) shall fail to observe or perform the covenants contained in Sections 6.2(A), (B),
         (C), (D), (F), (G), (H), (I), (J), (K), (L), (M), (O) or (Q);

                          (4) The Borrowers (or any of them) shall fail to remove federal, state or local tax liens covering, in any one instance or in the aggregate, in excess of $50,000.00 in taxes, assessments or other governmental charges, on any of the Borrowers' real or personal property within five (5) days after the earlier of: (a) the date on which the applicable taxing authority levies on any asset or assets of any of the Borrowers or otherwise commences enforcement action with respect to such taxes, or (b) any Borrower receives notice from such taxing authority of such levy or commencement of enforcement proceedings;

                          (5) The Borrowers (or any of them) or any Guarantor shall make a general assignment for the benefit of its or any of its or their creditors;

                          (6)     Proceedings in bankruptcy, or for
         reorganization of any of the Borrowers or any Guarantor, or for the readjustment of any of its debts, under the Bankruptcy Code, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing (collectively, "Bankruptcy Proceedings"), shall be commenced by any of the Borrowers or any Guarantor, or against any of the Borrowers or any Guarantor by any other Person, or which otherwise have jurisdiction over the Indebtedness evidenced by the Plan Notes, this Agreement or the other Plan Documents (as defined in the Plans) and any such Bankruptcy Proceedings, or any action or omission by any of the Borrowers or Guarantor in connection therewith (including, without limitation, any failure to timely comply with their payment and other Obligations hereunder or under the Plan Notes), impairs or affects adversely the Collateral or the rights and remedies of the Lender hereunder, under the Plan Notes or under the Security Documents;

                          (7) Other than the appointment of the Plan Trustee in accordance with the Vangard Plan, a receiver or trustee shall be appointed for any of the Borrowers or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any of the Borrowers and (i) the Borrowers (or any of them) shall have sought such appointment or proceedings or shall consent thereto or not object thereto or (ii) such receiver or trustee shall not be discharged within thirty (30) days of his appointment or such proceedings shall not be discharged within thirty (30) days of their commencement;

                          (8) The Borrowers (or any of them) shall suffer final judgments for payment of money aggregating, in any one instance or in the aggregate, in excess of $200,000.00 and shall not discharge the same within five (5) days after the earlier of: (a) the date on which any such judgment creditor or creditors shall commence action to execute on any such judgment or judgments, or (b) any Borrower receives notice that execution thereon is or will be commenced;

                          (9) A judgment creditor or judgment creditors of any of the Borrowers shall obtain, in connection with the execution of a final judgment or judgments aggregating, in any one instance or in the aggregate, in excess of $200,000.00, possession of any of the Collateral by any means, including, but without limitation, levy, garnishment, distraint, detinue, replevin or self-help, and the Borrowers shall not obtain the return of such Collateral within the earlier of (a) five (5) days from the taking of such possession, or
         (b) expiration of the five (5) day period described in Section 7.1(A)(8) hereof;

                          (10) A court or arbitration panel shall find that the Borrowers (or any of them) or any Guarantor or any Affiliate thereof which is a party to, or otherwise bound by, the Non-Competition Agreement (as defined in the Vangard Plan) has breached or defaulted in its obligations thereunder;

                          (11)    The Borrowers (or any of them) shall
         consummate any Capital Transaction in violation of Section 6.2(A) hereof;

                          (12) The validity or enforceability of this Agreement, the Plan Notes or any of the Security Documents against any of the Borrowers or the Guarantor, in accordance with their respective terms, shall be contested by any of the Borrowers, or any Guarantor, or any Affiliate of MTS;

                          (13) Any property of any of the Borrowers or any Guarantor which has a fair market value in excess of $50,000.00 in the aggregate is seized by a governmental authority, or a forfeiture proceeding is commenced against any of the Borrowers or any Guarantor or any property of any of the Borrowers or any Guarantor, and the property subjected to such seizure or forfeiture proceeding is not returned and the subject matter of such proceeding resolved within five (5) days after the earlier of: (a) the date on which such seizure or proceeding is commenced, or (b) the date on which any Borrower receives notice of such seizure or such forfeiture proceeding;

                          (14) The Borrowers shall fail for any reason to obtain the waiver of any Other Default in the manner and within the time period specified in Section 7.2(C) hereof; or

                          (15) Any financial statement or any representation or warranty contained in this Agreement or in any of the other Plan Documents, or otherwise made or delivered by any of the Borrowers or the Guarantor to SouthTrust, in order to induce SouthTrust to enter into the transactions contemplated in this Agreement, shall be false, incorrect or incomplete, in any material respect, when made.

                 (B) Other Defaults. The occurrence, prior to the date which is ninety-five (95) days after the satisfaction of all of the requirements set forth in Section 4.8(D) hereof, of any one or more of the following events shall constitute a Default or Event of Default hereunder, but shall not constitute a Major Default:

                          (1) Any default or event of default (other than a default which constitutes a Major Default, as specified in Section 7.1(A) above) shall occur under either of the Plans;

                          (2) The Borrowers (or any of them) shall fail to remove any federal, state or local tax lien or assessment on any of the Borrowers' real or personal property within thirty (30) days after the Borrowers receive notice thereof from any such taxing authority, except that the Borrowers shall be entitled to, in good faith and at their own expense, diligently contest the same or the validity thereof by and in accordance with appropriate legal proceedings, so long as such proceedings shall operate to prevent (a) the collection of such taxes or levy upon and sale or forfeiture of the subject property to satisfy such taxes and (b) the enforcement of such taxes against the Borrowers, or any of them, or their respective assets;

                          (3) The Borrowers (or any of them) shall fail to observe or perform any covenant or obligation to be observed or performed by it hereunder or under any of the Security Documents (other than those covenants and obligations that are specified in other subsections of this Section 7.1), and such failure shall continue for five (5) days after the earliest of: (1) notice of such failure from the Lender; or (2) the Lender is notified of such failure; or (3) the Lender should have been notified of such failure pursuant to the provisions of Section , unless such failure can be cured and, within such five (5) day period, Borrowers either cure such failure or, if such failure cannot reasonably be cured within such period, Borrowers take affirmative, tangible and demonstrable steps to commence such cure and, in fact, cure such failure within thirty (30) days after the expiration of such five (5) day period;

                          (4) The Borrowers (or any of them) or any Guarantor shall fail to pay when due any Indebtedness for borrowed money to any third Persons and such failure shall continue beyond any applicable grace period, or the Borrowers (or any of them) shall suffer to exist any other event of default under any agreement binding upon the Borrower if such event of default could result in liability of the Borrowers (or any of them) in excess of $50,000.00;

                          (5) Any financial statement, representation, warranty or certificate made or furnished by the Borrowers (or any of them) to the Lender in connection with this Agreement, or in any separate statement or document to be delivered hereunder to the Lender, shall be materially false, incorrect, or incomplete when made;

                          (6) Other than the Bankruptcy Cases, as the same are currently pending, Bankruptcy Proceedings shall be commenced (a) by any of the Borrowers or any Guarantor, or (b) against any of the Borrowers or any Guarantor by any other Person and such involuntary proceedings shall not be discharged within sixty (60) days of their commencement or an order for relief shall be entered within such sixty-day period;

                          (7) The Borrowers (or any of them) shall suffer final judgments for payment of money aggregating in excess of $50,000.00 and shall not discharge the same within a period of thirty
         (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed;

                          (8) A judgment creditor of any of the Borrowers shall obtain possession of any item or items of the Collateral having a fair market value or book value in excess of $50,000.00, by any means, including, but without limitation, levy, garnishment, distraint, detinue, replevin or self-help;

                          (9) The Borrowers (or any of them), any Guarantor or any obligee of Subordinated Indebtedness shall fail to comply with the subordination provisions of the Subordination Agreements or of the instruments evidencing such Subordinated Indebtedness;

                          (10) A Reportable Event, as defined in ERISA, with respect to any Benefit Plan shall occur;

                          (11) Any Guarantor shall fail to comply fully with the requirements of his or its Guaranty Agreement, or if any such Guarantor is an individual, such Guarantor shall die, unless the estate of such Guarantor remains obligated thereunder and the Guaranty obligations remain legally enforceable against such estate; or

                          (12) A criminal investigation is commenced, in connection with which any of the Borrowers or any Guarantor is named as a "target" or a "subject".


         7.2.    ACCELERATION.

                 (A) Automatic Acceleration. Immediately and without notice upon the occurrence of an Event of Default specified in Sections 7.1(A)(6), (A)(7) or (B)(6), all Obligations, whether arising hereunder, under the Plan Notes or otherwise, shall immediately become due and payable without further action of any kind on the part of the Lender, and the Lender may exercise any rights or remedies available under this Agreement, the Security Documents, at law or in equity.

                 (B) Acceleration at the Option of the Lender. Upon the occurrence of any Event of Default specified in Section 7.1 hereof, other than
Section 7.1(A)(6), (A)(7) or (B)(6), then at any time thereafter if any such Event of Default shall then be continuing, the Lender may (1) declare all Obligations (whether arising hereunder, under the Plan Notes or otherwise) to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (2) exercise any other rights or remedies available under this Agreement, the Security Documents, at law or in equity.

                 (C) Borrowers' Right to Obtain a Waiver of Events of Default Other Than Major Defaults. Upon the occurrence of any Event of Default other than a Major Default, then, whether or not maturity of the Obligations has been accelerated pursuant to Section 7.2(A) or (B), and whether or not the Lender has commenced exercise of any of its rights or remedies hereunder, at law or in equity, the Borrowers shall be entitled to obtain a waiver of such Event of Default, but only in the manner, and within the time period, expressly provided in this Section 7.2(C). In order to obtain such a waiver, within thirty (30) days after notice of the occurrence of such Event of Default from the Lender, the Borrowers shall pay to the Lender an amount, in cash or other immediately available funds, equal to the sum of:

                          (a) All of the then outstanding Amortization
                 Principal Amount under Plan Note I, together with all accrued interest thereon at the Pay Rate (or the Default Rate, if applicable),

                          (b) All amounts then outstanding (if any) under Plan
                 Note II, together with accrued interest thereon at the Default Rate, if applicable, and

                          (c) All of the Lender's costs incurred as a result of
                 each such Event of Default, including, but without limitation, all costs of acceleration of the Obligations, all fees and expenses of counsel incurred in connection with the enforcement of the Obligations, and all other costs and expenses incurred in connection with the Lender's exercise of any rights and remedies as a result of such Event of Default.

If, and only if, the amounts described in clauses (a), (b) and (c) above are irrevocably paid to the Lender within the time period specified above, each Event of Default (other than a Major Default) which exists at the time of such payment shall be deemed to have been waived by the Lender, effective on the date of such irrevocable payment; provided, that such waiver shall not extend to any other Event of Default, or to the occurrence of any Event of Default which may occur after any such payment. Nothing contained in this Section 7.2(C) shall, or shall be deemed to, prevent or delay the exercise by the Lender of any of its rights and remedies under this Agreement or the Security Documents, at law or in equity, upon the occurrence of any Event of Default. Notwithstanding any provision to the contrary contained in this Section 7.2(C), the Borrowers' right to obtain a waiver of Events of Default (other than Major Defaults) pursuant to this Section 7.2(C) shall automatically and immediately expire upon the occurrence of any Major Default.

         7.3.    REMEDIES.

                 7.3.1. Exercise of Remedies Generally. After the occurrence of any Event of Default under Section 7.1 or any acceleration under Section , the Lender shall have, in addition to the rights and remedies given it by this Agreement and the Security Documents, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, the Lender may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Security Documents, or as required by Law and which cannot be waived) or demand whatsoever to the Borrowers, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Birmingham, Alabama, or elsewhere, the whole or, from time to time, any part of the Collateral, or any interest which the Borrowers may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), the Lender shall apply such proceeds toward the satisfaction of the Obligations which are then due, whether by acceleration pursuant to Section or otherwise, in such order as the Lender may elect. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to the Borrowers at least five (5) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrowers hereby agree shall be reasonable notice of such sale or other disposition. The Borrowers shall be liable for any deficiency, jointly and severally. The Borrowers agree to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as the Lender shall designate. At any such sale or other disposition, the Lender may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of any of the Borrowers, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon the Lender under this paragraph, the Lender may, to the full extent permitted by applicable Laws:

                          7.3.1.1. Enter upon the premises of any of the Borrowers, exclude therefrom the Borrowers or any Affiliate thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

                          7.3.1.2. At the Lender's option, use, operate, manage and control the Collateral in any lawful manner;

                          7.3.1.3. Collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and

                          7.3.1.4. Maintain, repair, renovate, alter or remove the Collateral as the Lender may determine in its discretion.

                 7.3.2. Agreement to Delay Exercising Certain Remedies in Certain Events. Notwithstanding the provisions of Section 7.3(A) hereof, the Lender hereby agrees that, if an Event of Default, which does not constitute a Major Default, occurs hereunder, then during the time period specified in
Section 7.2(C), the Lender will not (i) actually take possession or control of any Collateral, (ii) dispose of any Collateral, (iii) direct the Borrowers' Account debtors to make payments directly to the Lender, or (iv) exercise any right of setoff with respect to any funds of Borrowers on deposit with the Lender. Nothing contained in this Section 7.3(B) shall, or shall be deemed to, prevent or delay the Lender from commencing any action leading to the taking of any actions described in items (i) through (iv), above, or from exercising any of its other available rights or remedies, as a result of the occurrence of an Event of Default, including, without limitation, the commencement of litigation on the Plan Notes, the commencement of foreclosure proceedings, seeking the appointment of a receiver, exercising its rights under the Guaranty, or commencing involuntary bankruptcy proceedings against one or more of the Borrowers. Nothing contained in this Section 7.3(B) shall, or shall be deemed to, prevent or delay the Lender from exercising any available rights and remedies hereunder, under the Security Documents, at law or in equity (including, without limitation, the rights and remedies described in items (i) through (iv), above), upon the occurrence of any Major Default.

         7.4. RIGHT OF SET-OFF. Upon the occurrence of any Event of Default, except as expressly provided in Section 7.3(B) hereof, the Lender may, and is hereby authorized by the Borrowers, at any time and from time to time thereafter, to the fullest extent permitted by applicable Laws, and without advance notice to any of the Borrowers (any such notice being expressly waived by the Borrowers), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by the Lender to, or for the credit or the account of, any of the Borrowers against any or all of the Obligations of the Borrowers now or hereafter existing whether or not such Obligations have matured and irrespective of whether the Lender has exercised any other rights that it has or may have with respect to such Obligations, including without limitation any acceleration rights. The aforesaid right of set-off may be exercised by the Lender against the Borrowers (or any of them) or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of the creditors, receiver, or execution, judgment or attachment creditor of any of the Borrowers, or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Lender prior to the making, filing or issuance, or service upon the Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver or issuance of execution, subpoena, order or warrant. The Lender agrees to promptly notify the Borrowers after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this
Section 7.4 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

         7.5. WAIVER OF RIGHT TO STAY FORECLOSURE UPON OCCURRENCE OF MAJOR DEFAULT. In order to induce SouthTrust to enter into the transactions contemplated in this Agreement and in the Plans, each of the Borrowers and the Guarantor hereby waives any right or ability any of them may have to seek to stop or stay a future foreclosure action brought by, or any other exercise of legal or equitable rights or remedies by, the Lender upon the occurrence of any one or more of the Major Defaults described in Section 7.1 (A), and each such Borrower and the Guarantor hereby agree with, and for the benefit of, the Lender, that they shall not be entitled to take any action to seek to stop or stay any such exercise of Lender's remedies in any such event.

         7.6. RELIEF FROM AUTOMATIC STAY. In order to induce SouthTrust to enter into the transactions contemplated in this Agreement and in the Plans, each of the Borrowers and the Guarantor hereby agrees that, in the event that
(A) any Bankruptcy Proceeding is filed by or against any of the Borrowers or Guarantor, or which otherwise has jurisdiction over the Indebtedness evidenced by the Plan Notes, this Agreement or the other Plan Documents (as defined in the Plans), and (B) any such Bankruptcy Proceeding, or any action or omission by any of the Borrowers or any Guarantor in connection therewith (including, without limitation, any failure to timely comply with their payment or other Obligations hereunder or under the Plan Notes), impairs or affects adversely the Collateral or the rights and remedies of the Lender hereunder, then the Lender automatically shall be entitled to relief from the automatic stay provisions of Section 362 of the Bankruptcy Code or any successor or similar law, and each of the Borrowers and the Guarantor hereby consents and agrees not to oppose, and the debtor in any such bankruptcy case shall, and shall be deemed to, consent and agree not to oppose, the filing by the Lender of a motion for such relief.

         7.7. ACKNOWLEDGMENT OF THE BORROWERS AND GUARANTOR. The Borrowers and the Guarantors hereby acknowledge that the provisions contained in Sections
7.5 and 7.6 were bargained for by the Lender, are required by the terms of the Plans to be included in this Agreement, and are being relied upon by the Lender in connection with its agreement to enter into the transactions contemplated by this Agreement and the Plans.


ARTICLE 8.       MISCELLANEOUS


         8.1. CONSTRUCTION. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Lender, all of which are incorporated herein and shall be construed as complementary to each other. Nothing herein contained shall prevent the Lender from enforcing any or all other notes, guaranty, pledge or security agreements in accordance with their respective terms.

         8.2. FURTHER ASSURANCE. From time to time, the Borrowers will execute and deliver to the Lender such additional documents and will provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrowers.

         8.3. INDEMNITY. The Borrowers hereby agree to indemnify the Lender, all Participants, and its or their respective officers, directors, agents and attorneys against, and to hold the Lender, all Participants, and all such other persons harmless from, any claims, demands, liabilities, costs, damages, and judgments (including, without limitation, liability under any Environmental Laws and costs of defense and attorneys' fees) resulting from any representation or warranty made by Borrowers or on Borrowers' behalf pursuant to Article V of this Agreement having been false when made, or resulting from Borrowers' breach of any of the covenants set forth in Article VI of this Agreement. This agreement of indemnity shall be a continuing agreement and shall survive payment of the Indebtedness evidenced by the Plan Notes and termination of this Agreement.

         8.4. ENFORCEMENT AND WAIVER BY THE LENDER. The Lender shall have the right at all times to enforce the provisions of this Agreement, the Plan Notes, and the Security Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         8.5. EXPENSES OF THE LENDER. The Borrowers will, on demand, reimburse the Lender for all expenses, including the fees and expenses of legal counsel for the Lender, incurred (A) in connection with the preparation, and negotiation of this Agreement and participation in the Closing, provided that such fees and expenses of counsel shall not exceed $25,000.00, and (B) in





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

connection with the administration, and any amendment, modification, renewal, extension, or enforcement of this Agreement, the Plan Notes, the Security Documents and any other documents related to this Agreement and the collection or attempted collection of the Indebtedness evidenced by the Plan Notes.

         8.6. NOTICES. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, or facsimile, as follows, unless such address is changed by written notice hereunder:

                 8.6.1.   If to the Borrowers (or any of them):

                          Medical Technology Systems, Inc.
                          12920 Automobile Blvd.
                          Clearwater, Florida 34622
                          Facsimile #(813) 573-1100
                          Attention: President

                          with a copy to:

                          Massari & Bell, P.A.
                          One Urban Center, Suite 875
                          4830 West Kennedy Boulevard
                          Tampa, Florida 33609
                          Facsimile #(813) 289-4083
                          Attention: Domenic L. Massari, Esq.

                 8.6.2.   If to the Lender:

                          SouthTrust Bank of Alabama, National Association Post Office Box 2554
                          Birmingham, Alabama 35290
                          Facsimile #(205) 254-4852
                          Attention: J. Scott Hilley

                          with a copy to:

                          Bradley, Arant, Rose & White
                          2001 Park Place, Suite 1400 [zip code 35203]
                          P.O. Box 830709 [zip code 35283-0709]
                          Birmingham, Alabama
                          Facsimile #(205) 251-9915
                          Attention: John P. Whittington, Esq.

         8.7. WAIVER BY THE BORROWERS. To the maximum extent permitted by applicable Laws, each of the Borrowers:

                 8.7.1. Waives: (1) protest of all commercial paper at any time held by the Lender on which the Borrower is any way liable; and (2) notice, after acceleration in the manner provided in Section , before exercise by the Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with any of the Borrowers and except where required hereby or by any applicable Laws, notice of any other action taken by the Lender; and

                 8.7.2. Waives, in favor of the Lender and its successors and assigns, any claims or defenses which any of the Borrowers or the Guarantor have or may have with respect to this Agreement, the Plan Notes, the Original SouthTrust Loan Documents or the Original SouthTrust Indebtedness, and each of them hereby agrees further not to raise any such claims or defenses (if any) against the Lender or its successors or assigns in any civil proceeding of any kind or otherwise.

         8.8. PARTICIPATION. Notwithstanding any other provision of this Agreement, each of the Borrowers understands that the Lender has heretofore entered into, and may hereafter enter into, participation agreements with The Daiwa Bank, Limited and other Participants, whereby the Lender has allocated or will allocate certain percentages of the Obligations to them. The Borrowers acknowledge that, for the convenience of all parties, this Agreement is being entered into with the Lender only and that its obligations under this Agreement are undertaken for the benefit of, and as an inducement to each of any such Participants as well as the Lender, and each of the Borrowers hereby grants to each such Participant, to the extent of its participation in the Obligations, the right to set off deposit accounts maintained by the Borrowers with such bank.

         8.9. GOVERNING LAW. This Agreement is entered into and performable in Jefferson County, Alabama, and the substantive Laws of the United States and the State of Alabama, without giving effect to its principles of conflict of laws, shall govern the construction of this Agreement and the documents executed and delivered pursuant hereto, and the rights and remedies of the parties hereto and thereto, except to the extent that the location of any Collateral in a state or jurisdiction other than Alabama requires that the perfection of the Lender's security interest hereunder, and the enforcement of certain of the Lender's remedies with respect to the Collateral, be governed by the laws of such other state or jurisdiction.

         8.10.   SUBMISSION TO JURISDICTION; WAIVERS.

                 EACH OF THE BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 8.10.1. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT

                                  THEREOF, TO THE NON-EXCLUSIVE GENERAL
                                  JURISDICTION OF THE COURTS OF THE STATE OF
                                  ALABAMA, THE COURTS OF THE UNITED STATES OF
                                  AMERICA FOR THE NORTHERN DISTRICT OF ALABAMA, AND APPELLATE COURTS FROM ANY THEREOF;

                 8.10.2. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 8.10.3. AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWERS AT THE ADDRESS SET FORTH IN SECTION 8.6(A) OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                 8.10.4. AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                 EACH OF THE BORROWERS AND THE LENDER HEREBY:

                 IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM OF ANY TYPE AS TO ANY MATTER ARISING DIRECTLY OR INDIRECTLY OUT OF OR WITH RESPECT TO THIS AGREEMENT, THE PLAN NOTES, THE SECURITY DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH; AND

                 AGREE THAT EITHER OF THEM MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY OF ANY KIND WHATSOEVER BETWEEN THEM SHALL INSTEAD OF

TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         8.11. RELEASE. Each of the Borrowers and the Guarantor, for themselves and their respective legal representatives, successors, predecessors, heirs and assigns, and their respective officers, directors, stockholders, agents, servants and employees, hereby release, acquit and forever discharge the Lender and its Participants, officers, directors, stockholders, agents, servants, employees, legal representatives, successors and assigns, of and from any and all claims, demands, debts, actions and causes of action of any kind which they or any of them now have or might hereafter have against the Lender or any of its Participants, officers, directors, stockholders, agents, servants, employees, legal representatives, successors or assigns, by reason of any act, matter, contract, agreement or thing whatsoever up to the date of this Agreement, including, without limitation, any claim, counterclaim, demand, debt, action or cause of action of any kind arising, directly or indirectly, under the Original SouthTrust Loan Documents or in connection with the Original SouthTrust Indebtedness.

         8.12. BINDING EFFECT, ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrowers and the Guarantor have no right to assign any of their rights or obligations hereunder without the prior written consent of the Lender.

         8.13. ENTIRE AGREEMENT, AMENDMENTS. Each Recital to this Agreement and each of the Exhibits hereto is incorporated herein by this reference. This Agreement, the Plan Notes, the Security Documents, and the other instruments and documents executed in connection herewith, (A) constitute the entire agreement among the parties, (B) supersede all prior discussions, negotiations, offers, understandings, and agreements with respect to the subject matter hereof, and (C) may be amended only by a writing signed on behalf of each party to this Agreement. There are no other understandings or agreements, and the Lender has not made any representations or promises, unless specifically set forth in this Agreement. Each party acknowledges that it has expressly bargained for a prohibition of any implied or oral amendments or modifications of any kinds, nature or character. Each party acknowledges and agrees that this Agreement, together with the Plan Notes, the Security Documents and the other instruments and documents executed in connection herewith, is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this Agreement and the other documents and instruments referred to in this Section 8.13 to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidentiary effect whatsoever.

         8.14. SEVERABILITY. If any provision of this Agreement, the Plan Notes, or the Security Documents shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement or such other instrument or agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.





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

         8.15. HEADINGS. The table of contents and paragraph and subparagraph headings hereof are inserted for convenience of reference only, and shall not alter, define, or be used in construing the text of such paragraphs or subparagraphs.

         8.16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         8.17. SEAL. This Agreement is intended to take effect as an instrument under seal.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Agreement as of the day and year first above written.

                                        THE BORROWERS:


                                        MEDICAL TECHNOLOGY SYSTEMS, INC.

                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President



                                        CLEARWATER MEDICAL SERVICES, INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President



                                        MEDICAL TECHNOLOGY LABORATORIES, INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President



                                        MTS PACKAGING SYSTEMS, INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President

                                        VANGARD LABS, INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President


                                        By:  /s/ JULES J. STINE
                                         As Plan Trustee for Vangard Labs,
                                         Inc., under the Vangard Plan


                                        VANGARD PHARMACEUTICAL PACKAGING, INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President



                                        PERFORMANCE PHARMACY SYSTEMS, INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President


                                        CART-WARE, INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President



                                        MEDICATION MANAGEMENT SYSTEMS, INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President

                                        MEDICATION MANAGEMENT TECHNOLOGIES,
                                        INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President



                                        MTS SALES & MARKETING, INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President



                                        SYSTEMS PROFESSIONALS, INC.


                                        By:  /s/ TODD E. SIEGEL
                                        Its:  President



                                        GUARANTOR:



                                        By: /s/ TODD E. SIEGEL



                                        THE LENDER:

                                        SOUTHTRUST BANK OF ALABAMA,
                                        NATIONAL ASSOCIATION


                                        By: /s/ SCOTT HILLEY [L.S.]
                                        Its: